Filed Pursuant to Rule 424(b)(2)
Registration No. 333-211718

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus Supplement, subject to completion, dated September 6, 2016

Prospectus Supplement to the Prospectus dated June 30, 2016

The Toronto-Dominion Bank

US$                      % Non-Viability Contingent Capital Subordinated Notes due 2031

The Toronto-Dominion Bank (the “Bank”) is offering hereby US$         aggregate principal amount of         % Non-Viability Contingent Capital Subordinated Notes due 2031 (the “Notes”), which will mature on         , 2031 (the “Maturity Date”). Subject to any redemption prior to the Maturity Date, as described below, the Notes will bear interest (i) from and including the date of issuance to, but excluding,         , 2026 (the “Reset Date”), at a rate of         % per annum and (ii) from and including the Reset Date to, but excluding, the Maturity Date at a rate per annum which will be         % above the 5-Year Mid-Swap Rate (which we define below). Interest on the Notes will be payable semi-annually in arrears on and         of each year (each, an “Interest Payment Date”), commencing         , 2017.

Subject to the more detailed description of the Notes in this prospectus supplement and the accompanying prospectus, the Notes:

•

will be the Bank’s direct unsecured obligations which, if the Bank becomes insolvent or is wound-up (prior to the occurrence of a Trigger Event, as further described herein), will rank equally with the Bank’s other subordinated indebtedness and will be subordinate in right of payment to the claims of the Bank’s depositors and other unsubordinated creditors;

•

may be redeemed at the Bank’s option, with the prior written approval of the Superintendent of Financial Institutions Canada (the “Superintendent”), in whole but not in part, on not less than 30 days’ and not more than 60 days’ prior notice to the registered holders of the Notes, (i) at any time within 90 days following a Regulatory Event Date, (ii) at any time following the occurrence of a Tax Event or (iii) on the Reset Date, in each case, at par, together with accrued and unpaid interest to, but excluding, the date fixed for redemption;

•	are not redeemable at the option or election of holders; and

•	automatically and immediately convert into common shares of the Bank (“Common Shares”) upon the occurrence of a Trigger Event.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-13 of this prospectus supplement and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in the Notes.

The Notes are not deposits that are insured by the United States Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Canada Deposit Insurance Corporation or any other domestic or foreign governmental agency or instrumentality or other entity.

Notes
	Per Note		Total
Price to public		%	US$
Underwriting commissions		%	US$
Proceeds to The Toronto-Dominion Bank		%	US$

(1)	Plus accrued interest, if any, from , 2016.

The underwriters expect to deliver the Notes to purchasers in book-entry form only through the facilities of The Depository Trust Company (“DTC”) and its participants, including Euroclear, Clearstream and CDS, on or about             , 2016.

The Notes will be issued only in book-entry form in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

The Bank may use this prospectus supplement in the initial sale of the Notes. In addition, this prospectus supplement may be used by certain of our affiliates in connection with offers and sales of the Notes in market-making transactions. In market-making transactions, our affiliates may resell Notes they acquire from other holders, after the original offering and sale of the Notes. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of the resale or at related or negotiated prices. In these transactions, our affiliates may act as principal or as agent, including as agent for the counterparty in a transaction in which our affiliates act as principal. Our affiliates may receive compensation in the form of discounts and commissions including from both counterparties in some cases.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

TD Securities (USA) LLC is a wholly-owned subsidiary of the Bank. Accordingly, the Bank is a related issuer and connected issuer of TD Securities (USA) LLC under applicable Canadian securities legislation. See “Underwriting (Conflicts of Interest) — Conflicts of Interest on page S-35.

Joint Bookrunners

TD Securities	Goldman, Sachs & Co.	J.P. Morgan	Wells Fargo Securities

Prospectus Supplement dated         , 2016

PROSPECTUS SUPPLEMENT

i

NOTICE TO INVESTORS

Agreements and Acknowledgements of Investors, Including Holders and Beneficial Owners

A “Trigger Event” has the meaning set out in the Office of the Superintendent of Financial Institutions Canada (“OSFI”), Guideline for Capital Adequacy Requirements (CAR), Chapter 2 — Definition of Capital, effective December 2014, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

•

the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion of all contingent instruments (including the Notes) and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

•

the federal or a provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision in Canada or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

Contingent Conversion Upon Trigger Event

By acquiring any Note, each holder or beneficial owner of such Note or any interest therein, including any person acquiring any such Note or interest therein after the date hereof, irrevocably consents to the principal amount of the Note and any accrued and unpaid interest thereon being deemed paid in full by the issuance of Common Shares upon the occurrence of a Trigger Event and the resulting Contingent Conversion, which occurrence and resulting Contingent Conversion shall occur without any further action on the part of such holder or beneficial owner or the Trustees. To the extent the Notes are held in the form of global securities, such holder or beneficial owner authorizes, directs and requests DTC, any direct participant therein and any other intermediary through which it holds such Notes to take any and all necessary action, if required, to implement the Contingent Conversion without any further action or direction on the part of such holder or beneficial owner or the Trustees. The conversion provisions of the Notes are described in more detail under “Description of the Notes — Contingent Conversion Upon Trigger Event.”

By acquiring any Note, each holder and beneficial owner of such Note or any interest therein, including any person acquiring any such Note or interest therein after the date hereof, irrevocably acknowledges and agrees with and for the benefit of the Bank and Computershare Trust Company, National Association, as trustee (the “Trustee”), and Computershare Trust Company of Canada, as Canadian trustee (the “Canadian Trustee” and, together with the trustee, the “Trustees”), as follows:

•

that no conversion of the Notes into Common Shares upon a Trigger Event shall give rise to a default for purposes of the applicable provisions of the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•

that, to the extent permitted by the Trust Indenture Act, such holder or beneficial owner waives any and all claims against the Trustees for, agrees not to initiate a suit against the Trustees in respect of, and agrees that the Trustees shall not be liable for, any action that a Trustee takes, or abstains from taking, in either case in accordance with the conversion of the Notes into Common Shares upon Trigger Event;

•

that, upon a Contingent Conversion, (i) the Trustees shall not be required to take any further directions from holders or beneficial owners of the Notes under the Indenture and (ii) the Indenture shall impose no duties upon the Trustees whatsoever with respect to conversion of the Notes into Common Shares upon a Trigger Event (except for the delivery of a notice by the Trustees to participants of DTC following a Trigger Event, as described herein);

•

that such holder or beneficial owner authorizes, directs and requests DTC and any direct participant in DTC or other intermediary through which it holds such Notes to take any and all necessary action, if required, to implement the conversion of the Notes into Common Shares upon a Trigger Event without any further action or direction on the part of such holder or such beneficial owner; and

•

that such holder or beneficial owner acknowledges and agrees that all authority conferred or agreed to be conferred by any holder and beneficial owner pursuant to the provisions described above shall be binding upon the successors, assigns, heirs, executors, administrators, Trustees in bankruptcy and legal representatives of each holder and beneficial owner of a Note or any interest therein.

DOCUMENTS INCORPORATED BY REFERENCE

The U.S. Securities and Exchange Commission (the “SEC”) allows the Bank to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. Copies of the documents incorporated herein by reference may be obtained upon written or oral request without charge from the Corporate Secretary of The Toronto-Dominion Bank, TD Bank Tower, 12th Floor, Toronto-Dominion Centre, Toronto, Ontario, M5K 1A2, Canada (telephone: (416) 308-6963). The documents incorporated by reference are available at www.sec.gov.

We incorporate by reference our Annual Report on Form 40-F for the fiscal year ended October 31, 2015 and the auditors’ report therein (the “2015 Annual Report”) and our Reports on Form 6-K dated November 10, 2015, December 3, 2015 (related to the news release announcing the Bank’s intention to launch a normal course issuer bid to repurchase its Common Shares (the “Normal Course Issuer Bid”)), December 3, 2015 (related to the 4th Quarter 2015 earnings news release), December 10, 2015 (related to the news release announcing the approval by the Toronto Stock Exchange and the Office of the Superintendent of Financial Institutions Canada of the Normal Course Issuer Bid), January 5, 2016 (two filings), January 12, 2016, January 29, 2016, February 23, 2016, February 25, 2016 (related to our 1st Quarter 2016 Report to Shareholders for the three months ended January 31, 2016), February 29, 2016, March 31, 2016, May 26, 2016 (related to our 2nd Quarter 2016 Report to Shareholders for the three and six months ended April 30, 2016), July 1, 2016, July 13, 2016 and August 25, 2016 (related to our 3rd Quarter 2016 Report for the three and nine months ended July 31, 2016). In addition, we will incorporate by reference into this prospectus supplement all documents that we file under Section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus supplement and prior to the termination of any offering contemplated in this prospectus supplement.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained herein or in any other subsequently filed or furnished document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Upon a new Annual Report and the related annual financial statements being filed by us with, and, where required, accepted by, the SEC during the currency of this prospectus, the previous Annual Report and the related annual financial statements and the Reports on Form 6-K filed prior to the commencement of our financial year in which the new Annual Report is filed shall be deemed no longer to be incorporated by reference into this prospectus supplement for purposes of future offers and sales of securities hereunder, except (1) each Report on Form 6-K related to Exhibit 1.1 of the Registration Statement of which this prospectus forms a part and (2) each Report on Form 6-K related to our Management Proxy Circular, which shall be deemed incorporated by reference into this prospectus supplement until the filing of a Report on Form 6-K related to a new Management Proxy Circular.

All documents incorporated by reference, or to be incorporated by reference, have been filed with or furnished to, or will be filed with or furnished to, the SEC.

SUMMARY

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein, as a whole.

Because this section is a summary, it does not describe every aspect of the Notes in detail. This summary is subject to, and qualified by reference to, the section entitled “Description of the Notes.” This Summary uses a number of terms defined elsewhere in this prospectus supplement that are key to understanding the terms of the Notes.

The Issuer	The Toronto-Dominion Bank

Securities Offered	US$ aggregate principal amount of % Non-Viability Contingent Capital Subordinated Notes due 2031 (the “Notes”).

Issue Date	, 2016 (the “Issue Date”).

Maturity Date	, 2031 (the “Maturity Date”).

Reset Date:	, 2026 (the “Reset Date”).

Aggregate Principal Amount	US$

Interest Rate

From and including the Issue Date to, but excluding, the Reset Date,     % per annum.

On and after the Reset Date, to, but excluding, the Maturity Date, interest on the Notes will be payable at the 5-Year Mid-Swap Rate plus    %.

“5-Year Mid-Swap Rate” means the 5-year semi-annual mid-swap rate as displayed on the Reset Screen Page on the Reset Interest Determination Date. In the event that the 5-year semi-annual mid-swap rate does not appear on the Reset Screen Page on the Reset Interest Determination Date, the 5-Year Mid-Swap Rate shall be the Reset Reference Bank Rate on the Reset Interest Determination Date.

“Reset Screen Page” means Reuters screen “ISDAFIX1” (or any successor page) as at 11:00 a.m. (New York time).

“Reset Interest Determination Date” means the day falling two business days prior to the Reset Date.

“Reset Reference Bank Rate” means the percentage rate determined on the basis of the 5-Year Mid-Swap Rate Quotation provided by five leading swap dealers in the interbank market to the paying agent at approximately 11:00 a.m. (New York time) on the Reset Interest Determination Date. If at least three quotations are provided, the 5-Year Mid-Swap Rate will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two quotations are provided, the 5-Year Mid-Swap Rate will be the arithmetic mean of the quotations provided. If only one quotation is provided, the 5-Year Mid-Swap Rate will be the quotation provided. If no quotations are provided, the 5-Year Mid-Swap Rate shall be equal to the last available 5-year semi-annual mid-swap rate on the Reset Screen Page.

“5-Year Mid-Swap Rate Quotation” means, in each case, the arithmetic mean of the bid and offered rates for the semi-annual fixed leg (calculated on a basis of a 360-day year of twelve 30-day months) of a fixed-for-floating U.S. dollar interest rate swap which (i) has a term of 5 years commencing on the Reset Date, (ii) is in an amount that is representative of a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market and (iii) has a floating leg based on the 3-month U.S. dollar LIBOR rate (calculated on basis of the actual number of days elapsed in 360-day year).

Interest Payment Dates	Interest on the Notes will be payable semi-annually in arrears on and of each year (each, an “Interest Payment Date”), commencing , 2017.

Ranking

In the absence of a Contingent Conversion, the Notes will be direct unsecured subordinated indebtedness of the Bank ranking equally and ratably with all other subordinated indebtedness of the Bank from time to time issued and outstanding.

Following a Contingent Conversion, holders of the Notes immediately prior to the Contingent Conversion will receive Common Shares in exchange for the Notes and such Common Shares will rank equally with all other Common Shares in relation to the Bank’s assets.

Redemption	The Bank may, at its option, with the prior written approval of the Superintendent of Financial Institutions Canada (the “Superintendent”), redeem the Notes, in whole but not in part, on not less than 30 days’ and not more than 60 days’ prior notice to the registered holders of the Notes, (i) at any time within 90 days following a Regulatory Event Date, (ii) at any time following the occurrence of a Tax Event or (iii) on the Reset Date, in each case, at par, together with accrued and unpaid interest to, but excluding, the date fixed for redemption. Any Notes redeemed by the Bank will be cancelled and will not be re-issued.

A notice of redemption shall be irrevocable, except that the occurrence of a Trigger Event prior to the date fixed for redemption shall automatically rescind such notice of redemption and, in such circumstances, no Notes shall be redeemed and no payment in respect of the Notes shall be due and payable.

Contingent Conversion

Upon the occurrence of a Trigger Event, each outstanding Note will be, and will be deemed, for all purposes, to be, automatically and immediately converted by the Bank (a “Contingent Conversion”), on a full and permanent basis, without the consent of the holder thereof, into that number of fully-paid Common Shares determined by dividing (a) the product of the Multiplier (defined below) multiplied by the Note Value (defined below), by (b) the Conversion Price (defined below). For the purposes of the foregoing:

“Common Share Price” means the volume weighted average per share trading price of the Common Shares on the Toronto Stock Exchange (the “TSX”) for the 10 consecutive Trading Day period ending on the Trading Day immediately before the occurrence of a Trigger Event, or if the Common Shares are not then listed on the TSX, the principal stock exchange on which the Common Shares are then listed or quoted (being the stock exchange with the greatest volume of trading in the Common Shares during the previous six months), or if such shares are not listed or quoted on any stock exchange, or if no such trading prices are available, the Floor Price.

“Conversion Price” means the greater of the Common Share Price and the Floor Price.

“Floor Price” means C$5.00, as such price may be adjusted. The Floor Price is subject to adjustment in the event of: (a) the issuance of Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all of the holders of the Common Shares as a stock dividend or similar distribution; (b) the subdivision, redivision or change of the Common Shares into a greater number of shares; or (c) the reduction, combination or consolidation of the Common Shares into a lesser number of shares.

No adjustment of the Floor Price will be made if the amount of such adjustment will be less than 1% of the Floor Price in effect immediately prior to the event giving rise to the adjustment, provided, however, that in such case any adjustment that would otherwise be required then to be made will be carried forward and will be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, will amount to at least 1% of the Floor Price.

“Multiplier” means 1.5.

“Note Value” means the principal amount of the Note plus accrued and unpaid interest thereon as of the date of the Trigger Event, expressed in Canadian dollars. In determining the Note Value of any Note, the principal amount thereof and any accrued and unpaid interest thereon shall be converted from U.S. dollars into Canadian dollars on the basis of the closing exchange rate between Canadian dollars and U.S. dollars (in Canadian dollars per U.S. dollar) reported by the Bank of Canada on the date immediately preceding the date of the Trigger Event (or if not available on such date, the date on which such closing rate was last available prior to such date). If such exchange rate is no longer reported by the Bank of Canada, the relevant exchange rate for calculating the Note Value in Canadian dollars shall be the simple average of the closing exchange rates between Canadian dollars and U.S. dollars (in Canadian dollars per U.S. dollar) quoted at approximately 4:00 p.m., New York City time, on such date by three major banks selected by the Bank.

“Trading Day” means, with respect to any stock exchange or market, a day on which shares may be traded through the facilities of that stock exchange or in that market.

In any case where the aggregate number of Common Shares to be issued to a holder of Notes pursuant to a Contingent Conversion includes a fraction of a Common Share, such number of Common Shares to be issued to such holder shall be rounded down to the nearest whole number of Common Shares and no cash payment shall be made in lieu of such fractional Common Share.

As promptly as practicable after the occurrence of a Trigger Event, the Bank shall announce the Contingent Conversion by way of a press release and shall give notice of the Contingent Conversion to the then registered holders of the Notes. From and after the Contingent Conversion, the Notes will cease to be outstanding, the holders of the Notes will cease to be entitled to interest on such Notes, including any accrued but unpaid interest as of the date of the Contingent Conversion, and any Notes will represent only the right to receive upon surrender of such Note the applicable number of Common Shares described above. A Contingent Conversion shall be mandatory and binding upon both the Bank and all holders of the Notes notwithstanding anything else including: (a) any prior action to or in furtherance of redeeming, exchanging or converting the Notes pursuant to the other terms and conditions of the Indenture; and (b) any delay in or impediment to the issuance or delivery of the Common Shares to the holders of the Notes. See “Risk Factors” for a discussion of the circumstances that may result in a Trigger Event and the consequences of a Trigger Event to a holder of Notes.

In the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares, the Bank shall take all necessary action to ensure that the holders of Notes receive, pursuant to a Contingent Conversion, after such event, the number of shares or other securities that the holders of Notes would have received if the Contingent Conversion occurred immediately prior to the record date for such event.

Notwithstanding any other provision of the Notes, a Contingent Conversion of the Notes shall not be an event of default and the only consequence of a Trigger Event under the provisions of the Notes will be the conversion of the Notes into Common Shares.

To the extent the Notes are held in the form of global securities, such holder or beneficial owner authorizes, directs and requests DTC, any direct participant therein and any other intermediary through which it holds such Notes to take any and all necessary action, if required, to implement the Contingent Conversion without any further action or direction on the part of such holder or beneficial owner or the Trustees.

Trigger Event:

“Trigger Event” has the meaning set out in the OSFI, Guideline for Capital Adequacy Requirements (CAR), Chapter 2 — Definition of Capital, effective December 2014, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

•    the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion of all contingent instruments (including the Notes) and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

•    the federal or a provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision in Canada or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

Ineligible Persons, Significant Shareholders and Ineligible Government Holders

Upon a Contingent Conversion, the Bank reserves the right not to deliver some or all, as applicable, of the Common Shares issuable thereupon to any Ineligible Person (as defined below) or any Person who, by virtue of the operation of the Contingent Conversion, would become a Significant Shareholder (as defined below) through the acquisition of Common Shares. In such circumstances, the Bank will hold, as agent for such persons, the Common Shares that would have otherwise been delivered to such persons and will attempt to facilitate the sale of such Common Shares to parties other than the Bank and its affiliates on behalf of such persons through a registered dealer to be retained by the Bank on behalf of such persons. Those sales (if any) may be made at any time and at any price. The Bank will not be subject to any liability for failure to sell such Common Shares on behalf of such persons or at any particular price on any particular day. The net proceeds received by the Bank from the sale of any such Common Shares will be divided among the applicable persons in proportion to the number of Common Shares that would otherwise have been delivered to them upon a Contingent Conversion after deducting the costs of sale and any applicable withholding taxes. For the purposes of the foregoing:

“Ineligible Person” means (i) any person whose address is in, or whom the Bank or its transfer agent has reason to believe is a resident of, any jurisdiction outside Canada or the United States of America to the extent that the issuance by the Bank or delivery by its transfer agent to that person, pursuant to a Contingent Conversion, of Common Shares would require the Bank to take any action to comply with securities, banking or analogous laws of that jurisdiction, and (ii) any person to the extent that the issuance by the Bank or delivery by its transfer agent to that person, pursuant to a Contingent Conversion, of Common Shares would cause the Bank to be in violation of any law to which the Bank is subject.

“Significant Shareholder” means any person who beneficially owns, directly or indirectly, through entities controlled by such person or persons associated with or acting jointly or in concert with such person (as determined in accordance with the Bank Act (Canada)), shares of any class of the Bank in excess of 10% of the total number of outstanding shares of that class in contravention of the Bank Act.

Agreement with Respect to Principal and Interest Deemed Paid upon Contingent Conversion	By acquiring any Note, each holder or beneficial owner of such Note or any interest therein, including any person acquiring any such Note or interest therein after the date hereof, irrevocably consents to the principal amount of the Note and any accrued and unpaid interest thereon being deemed paid in full by the issuance of Common Shares upon the occurrence of a Trigger Event and the resulting Contingent Conversion, which occurrence and resulting Contingent Conversion shall occur without any further action on the part of such holder or beneficial owner or the Trustees. The conversion provisions of the Notes are described in more detail under “Description of the Notes — Contingent Conversion Upon Trigger Event.”

U.S. Federal Income Tax Considerations	As described under “Tax Considerations — United States Taxation,” the Bank intends to treat the Notes as debt for U.S. federal income tax purposes.

Canadian Federal Income Tax Considerations	The Canadian federal income tax considerations of acquiring Notes is described under the heading “Tax Considerations — Canadian Federal Income Tax Considerations.”

Form and Delivery	The Notes will be issued only in book-entry form in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of DTC. You may only hold beneficial interests in the Notes through DTC and its direct and indirect participants, and DTC and its direct and indirect participants will record your beneficial interest on their books. The Bank will not issue definitive Notes except as described in the accompanying prospectus. The Notes will be in the Same Day Funds Settlement

System at DTC and, to the extent the secondary market trading in the Notes is effected through the facilities of such depositary, such trades will be settled in immediately available funds. The Bank will pay the principal and interest in immediately available funds to DTC or its nominee as the registered holder of the global notes representing the book-entry Notes. For information on DTC’s book-entry system, see “Description of the Debt Securities — Book-Entry Procedures and Settlement — Considerations Relating to DTC” in the accompanying prospectus.

Events of Default	An event of default will occur only if the Bank becomes insolvent or bankrupt or resolves to wind-up or liquidate or is ordered wound-up or liquidated. For greater certainty, a Trigger Event will not constitute an event of default.

Purchase for Cancellation	The Bank may, with the prior approval of the Superintendent and subject to any applicable law, purchase the Notes in the market or by tender or by private contract at any price. All Notes purchased by the Bank shall be cancelled and may not be re-issued.

Trustees	Computershare Trust Company, National Association will act as the trustee for the Notes, and Computershare Trust Company of Canada will act as the Canadian Trustee for the Notes.

Paying Agent	Computershare Trust Company, National Association will act as the paying agent for the Notes.

Transfer Agent for Common Stock	CST Trust Company

CUSIP / ISIN / Common Code	/ /

Use of Proceeds	The proceeds from the offering will be added to the Bank’s general funds and will qualify as Tier 2 capital of the Bank for regulatory purposes.

Governing Law	The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York, except for the subordination provisions and the provisions relating to a Contingent Conversion upon the occurrence of a Trigger Event, which will be governed by the laws of Ontario and the federal laws of Canada applicable therein.

Risk Factors	Investing in the Notes offered under this prospectus supplement involves risk. For a discussion of certain risks that should be considered in connection with an investment in the Notes, see “Risk Factors” beginning on page S-13 of this prospectus supplement.

Conflict of Interest

TD Securities (USA) LLC is a member of the Financial Industry Regulatory Authority (“FINRA”) and an affiliate of The Toronto-Dominion Bank. This offering will be conducted in compliance with the applicable requirements of FINRA Rule 5121. Because Notes offered hereby will be rated investment grade, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary. TD Securities (USA) LLC is not permitted to sell the Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holders.

The Bank is a related issuer and connected issuer of TD Securities (USA) LLC under applicable Canadian securities legislation.

RISK FACTORS

An investment in the Notes is subject to the risks described below, as well as the risks described under “Risk Factors” in the accompanying prospectus. You should carefully consider whether the Notes are suited to your particular circumstances. This prospectus supplement should be read together with the prospectus. The information in the prospectus is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this prospectus supplement. This section describes the most significant risks relating to the terms of the Notes. We urge you to read the following information about these risks, together with the other information in this prospectus supplement and the accompanying prospectus, before investing in the Notes.

The Bank may redeem the Notes at its option in certain situations.

The Notes may be redeemed at the Bank’s option, with the prior written approval of the Superintendent, in whole but not in part, on not less than 30 days’ and not more than 60 days’ prior notice to the registered holders of the Notes, (i) at any time within 90 days following a Regulatory Event Date, (ii) at any time following the occurrence of a Tax Event or (iii) on the Reset Date. If the Bank redeems the Notes, you may not be able to reinvest the redemption proceeds in securities offering a comparable anticipated rate of return. The exercise of (or perceived likelihood of exercise of) the redemption feature of the Notes may limit their market value, which is unlikely to rise substantially above the price at which the Notes can be redeemed. Furthermore, you have no right to require the Bank to redeem the Notes.

Holders of the Notes will have limited rights if there is an event of default.

Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving the Bank. There is no automatic acceleration or right of acceleration in the case of default in the payment of interest on the Notes or in the performance of any of the Bank’s other obligations under the Notes or the Indenture governing the Notes.

The Notes are loss-absorption financial instruments that involve risk and may not be a suitable investment for all investors.

The Notes are loss-absorption financial instruments designed to comply with applicable Canadian banking regulations and involve certain risks. Each potential investor in the Notes must determine the suitability (either alone or with the help of a financial adviser) of that investment in light of its own circumstances. In particular, each potential investor should understand thoroughly the terms of the Notes, such as the provisions governing the Contingent Conversion, including the circumstances constituting a Trigger Event.

A potential investor should not invest in the Notes unless it has the knowledge and expertise (either alone or with a financial advisor) to evaluate how the Notes will perform under changing conditions, the resulting effects on the likelihood of the Contingent Conversion into Common Shares and the value of the Notes, and the impact this investment will have on the potential investor’s overall investment portfolio. Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein.

The Notes are subject to an automatic and immediate conversion into Common Shares upon a Trigger Event.

Upon the occurrence of a Contingent Conversion following the occurrence of a Trigger Event, an investment in the Notes will automatically and immediately become an investment in Common Shares. Upon a Contingent Conversion, any accrued but unpaid interest will be added to the principal amount of the Notes and such accrued but unpaid interest, together with the principal amount of the Notes, will be deemed paid in full by the issuance of Common Shares upon such conversion and the holders of Notes shall have no further rights and the Bank shall have no further obligations to holders of the Notes under the Indenture. Moreover, a Contingent Conversion upon the occurrence of a Trigger Event is not an event of default under the terms of the Notes or the Indenture.

Potential investors in the Notes should understand that, if a Trigger Event occurs and the Notes are converted into Common Shares, investors are obliged to accept the Common Shares even if they do not at the time consider such Common Shares to be an appropriate investment for them and despite any change in the financial position of the Bank since the issue of the Notes or any disruption to the market for those Common Shares or to capital markets generally.

The number and value of Common Shares to be received on a Contingent Conversion may be worth significantly less than the principal amount of the Notes and are variable and subject to further dilution.

The number of Common Shares to be received for each Note is calculated by reference to the prevailing market price of Common Shares immediately prior to a Trigger Event, subject to the Floor Price. Upon the occurrence of a Contingent Conversion, there is no certainty of the value of the Common Shares to be received by the holders of the Notes and the value of such Common Shares could be significantly less than the principal amount of the Notes. Moreover, there may be an illiquid market, or no market at all, in Common Shares received upon a Contingent Conversion, and investors may not be able to sell the Common Shares at a price equal to the value of their investment and as a result may suffer significant loss.

In addition, in determining the Note Value of any Note for the purpose of calculating the number and value of Common Shares to be received on a Contingent Conversion, the principal amount thereof and any accrued and unpaid interest thereon will be converted from U.S. dollars into Canadian dollars on the basis of the exchange rate between Canadian dollars and U.S. dollars. Accordingly, the exchange rate between Canadian dollars and U.S. dollars may impact the number and value of Common Shares to be received on a Contingent Conversion and the value of such Common Shares could be significantly less than the principal amount of the Notes.

The Bank is expected to have outstanding from time to time other securities including, without limitation, other subordinated indebtedness, that will automatically and immediately convert into Common Shares upon a Trigger Event. Certain other Bank securities may use a lower effective floor price or a higher multiplier than those applicable to the Notes to determine the maximum number of Common Shares to be issued to holders of such instruments upon a Contingent Conversion. Accordingly, holders of Notes will receive Common Shares pursuant to a Contingent Conversion at a time when other Bank securities may be converted into Common Shares at a conversion rate that is more favorable to the holders of such Bank securities than the rate applicable to the holders of Notes, thereby the value of the Common Shares received by holders of Notes following a Contingent Conversion could be further diluted.

In addition, in the circumstances surrounding a Trigger Event, the Superintendent or other governmental authorities or agencies may also require other steps to be taken to restore or maintain the viability of the Bank, such as the injection of new capital and the issuance of additional Common Shares or other securities. Accordingly, holders of Notes will receive Common Shares pursuant to a Contingent Conversion at a time when other debt obligations of the Bank may be converted into Common Shares, and additional Common Shares or securities ranking in priority to the Common Shares may be issued, thereby causing substantial dilution to holders of Common Shares and the holders of Notes, who will become holders of Common Shares upon the Trigger Event.

In addition, fractions of Common Shares will not be issued or delivered pursuant to a Contingent Conversion and no cash payment will be made in lieu of a fractional Common Share.

The circumstances surrounding or triggering a Contingent Conversion are unpredictable.

The decision as to whether a Trigger Event will occur is a subjective determination by the Superintendent that the Bank has ceased, or is about to cease, to be viable and that the conversion of all contingent instruments is reasonably likely, taking into account any other factors or circumstances that are considered relevant or appropriate by the Superintendent, to restore or maintain the viability of the Bank. Such determination may be outside the control of the Bank. OSFI has stated that the Superintendent will consult with the Canada Deposit Insurance Corporation, the Bank of Canada, the Department of Finance Canada (the “Department of Finance”) and the Financial Consumer Agency of Canada prior to making a non-viability determination. The conversion of non-viability contingent instruments alone may not be sufficient to restore an institution to viability and other public sector interventions, including liquidity assistance, would likely be used in tandem with the conversion of non-viability contingent instruments to maintain an institution as a going concern. Consequently, while the Superintendent would have the authority to trigger conversion, in practice, the Superintendent’s decision to activate the trigger would be conditioned by the legislative provisions and decision frameworks associated with the accompanying interventions by one or more of the Canada Deposit Insurance Corporation, the Bank of Canada, the Department of Finance and the Financial Consumer Agency of Canada. In assessing whether the Bank has ceased, or is about to cease, to be viable and that, after the conversion of all contingent instruments, it is reasonably likely that the viability of the Bank will be restored or maintained, OSFI has stated that the Superintendent would consider, in consultation with the authorities referred to above, all relevant facts and circumstances, including the criteria outlined in relevant legislation and regulatory guidance. Those facts and circumstances may include, in addition to other public sector interventions, a consideration of the following criteria, which may be mutually exclusive and should not be viewed as an exhaustive list:

•	whether the assets of the Bank are, in the opinion of the Superintendent, sufficient to provide adequate protection to the Bank’s depositors and creditors;

•	whether the Bank has lost the confidence of depositors or other creditors and the public (for example, ongoing increased difficulty in obtaining or rolling over short-term funding);

•	whether the Bank’s regulatory capital has, in the opinion of the Superintendent, reached a level, or is eroding in a manner, that may detrimentally affect its depositors and creditors;

•

whether the Bank has failed to pay any liability that has become due and payable or, in the opinion of the Superintendent, the Bank will not be able to pay its liabilities as they become due and payable;

•	whether the Bank failed to comply with an order of the Superintendent to increase its capital;

•

whether, in the opinion of the Superintendent, any other state of affairs exists in respect of the Bank that may be materially prejudicial to the interests of the Bank’s depositors or creditors or the owners of any assets under the Bank’s administration; and

•

whether the Bank is unable to recapitalize on its own through the issuance of Common Shares or other forms of regulatory capital (for example, no suitable investor or group of investors exists that is willing to or capable of investing in sufficient quantity and on terms that will restore the Bank’s viability, nor is there any reasonable prospect of such an investor emerging in the near-term in the absence of conversion of contingent instruments).

The facts and circumstances that the Superintendent may consider may change from time to time as a result of evolving legal and regulatory developments.

If a Trigger Event occurs, then the interests of depositors, other creditors of the Bank, and holders of Bank securities which are not contingent instruments will all rank in priority to the holders of contingent instruments, including the Notes. The Superintendent retains full discretion to choose not to trigger non-viable contingent capital notwithstanding a determination that the Bank has ceased, or is about to cease, to be viable. Under such circumstances, the holders of Notes may be exposed to losses through the use of other resolution tools or in liquidation.

Because of the inherent uncertainty regarding the determination of when a Contingent Conversion may occur, it will be difficult to predict when, if at all, the Notes will be mandatorily converted into Common Shares. In addition, investors in the Notes are likely not to receive any advance notice of the occurrence of a Trigger Event. As a result of this uncertainty, trading behavior in respect of the Notes is not necessarily expected to follow trading behavior associated with other types of convertible or exchangeable securities. Any indication, whether real or perceived, that the Bank is trending towards a Trigger Event can be expected to have an adverse effect on the market price of the Notes and the Common Shares, whether or not such Trigger Event actually occurs. Therefore, in such circumstances, investors may not be able to sell their Notes easily or at prices that will provide them with a yield comparable to other types of subordinated securities, including the Bank’s other subordinated debt securities. In addition, the risk of a Contingent Conversion could drive down the price of Common Shares and have a material adverse effect on the market value of Common Shares received upon a Contingent Conversion.

Following a Contingent Conversion, you will no longer have rights as a creditor and will only have rights as a holder of Common Shares.

Upon a Contingent Conversion, the rights, terms and conditions of the Notes, including with respect to priority and rights on liquidation, will no longer be relevant as all such Notes will have been converted on a full and permanent basis into Common Shares ranking on parity with all other outstanding Common Shares. The claims of holders of Notes have certain priority of payment over the claims of holders of Commons Shares. If a Contingent Conversion occurs, then the interest of depositors, other creditors of the Bank, and holders of Bank securities which are not contingent instruments will all rank in priority to the holders of contingent instruments, including the Notes.

Given the nature of the Trigger Event, a holder of Notes will become a holder of Common Shares at a time when the Bank’s financial condition has deteriorated. If the Bank were to become insolvent or wound-up after the occurrence of a Trigger Event, as holders of Common Shares investors may receive substantially less than they might have received had the Notes not been converted into Common Shares.

A Contingent Conversion may also occur at a time when a federal or provincial government or other government agency in Canada has provided, or will provide, a capital injection or equivalent support, the terms of which may rank in priority to the Common Shares with respect to the payment of dividends, rights on liquidation or other terms.

The Bank reserves the right not to deliver Common Shares upon a Contingent Conversion.

Upon a Contingent Conversion, the Bank reserves the right not to deliver some or all, as applicable, of the Common Shares issuable thereupon to any person whom the Bank or either Trustee has reason to believe is an Ineligible Person (as defined herein) or any person who, by virtue of the operation of the Contingent Conversion, would become a Significant Shareholder through the acquisition of Common Shares. In such circumstances, the Bank will attempt to facilitate the sale of such Common Shares. Those sales (if any) may be made at any time and at any price. The Bank will not be subject to any liability for failure to sell such Common Shares on behalf of such persons or at any particular price on any particular day.

Under the terms of the Notes, you have irrevocably consented to the principal and interest being deemed paid in full by the issuance of Common Shares upon a Contingent Conversion.

By acquiring any Note, each holder or beneficial owner of such Note or any interest therein, including any person acquiring any such Note or interest therein after the date hereof, irrevocably consents to the principal amount of the Note and any accrued and unpaid interest thereon being deemed paid in full by the issuance of Common Shares upon the occurrence of a Trigger Event and the resulting Contingent Conversion, which occurrence and resulting Contingent Conversion shall occur without any further action on the part of such holder or beneficial owner or the Trustees.

The Bank’s obligations under the Notes will be unsecured and subordinated, and the rights of the holders of Notes will be further subordinated upon a Contingent Conversion.

The Notes will be the Bank’s direct unsecured obligations which, if the Bank becomes insolvent or is wound-up (prior to the occurrence of a Trigger Event), will rank equally with the Bank’s other subordinated indebtedness and will be subordinate in right of payment to the claims of the Bank’s depositors and other unsubordinated creditors.

Therefore, if, prior to the occurrence of a Trigger Event, the Bank becomes insolvent or is wound-up, the assets of the Bank would first be applied to satisfy all rights and claims of holders of senior indebtedness, including deposit liabilities. If the Bank does not have sufficient assets to settle claims of such senior indebtedness holders in full, the claims of the holders of the Notes will not be settled and, as a result, the holders will lose the entire amount of their investment in the Notes. The Notes will share equally in payment with claims under other subordinated indebtedness if the Bank does not have sufficient funds to make full payments on all of them, as applicable. In such a situation, holders could lose all or part of their investment.

In addition, holders should be aware that, upon the occurrence of a Trigger Event, all of the Bank’s obligations under the Notes shall be deemed paid in full by the issuance of Common Shares upon a Contingent Conversion, and each holder will be effectively further subordinated due to the change in their status following a Contingent Conversion from being the holder of a debt instrument ranking ahead of holders of Common Shares to being the holder of Common Shares.

As a result, upon the occurrence of a Contingent Conversion, the holders could lose all or part of their investment in the Notes irrespective of whether the Bank has sufficient assets available to settle what would have been the claims of the holders of the Notes or other securities subordinated to the same extent as the Notes, in proceedings relating to an insolvency or winding-up.

Holders do not have anti-dilution protection in all circumstances.

The Floor Price that is used to calculate the Conversion Price is subject to adjustment for a limited number of events: (1) the issuance of Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all of the holders of Common Shares as a stock dividend or similar distribution, (2) the subdivision, redivision or change of the Common Shares into a greater number of Common Shares or (3) the reduction, combination or consolidation of the Common Shares into a lesser number of Common Shares. In addition, in the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares after the date of this prospectus supplement, the Bank will take necessary action to ensure that holders of Notes receive, pursuant to a Contingent Conversion, after such event, the number of Common Shares or other securities that such holders would have received if the Contingent Conversion occurred immediately prior to the record date for such event. However, there is no requirement that there should be an adjustment of the Floor Price or other anti-dilutive action by the Bank for every corporate or other event that may affect the market price of the Common Shares. Accordingly, the occurrence of events in respect of which no adjustment to the Floor Price is made may adversely affect the number of Common Shares issuable to a holder of Notes upon a Contingent Conversion.

The Notes are structurally subordinated to the liabilities of our subsidiaries.

In the case of the insolvency of the Bank, the Bank Act (Canada) provides that priorities among payments of deposit liabilities of the Bank, payments in respect of debt securities and payments of all other liabilities are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities. Because we have subsidiaries, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. In addition, there are regulatory and other legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the Notes will be structurally subordinated to all existing and future liabilities of our subsidiaries, and holders of Notes should look only to our assets for payments on the Notes.

Holders of Notes may not be entitled to receive U.S. dollars in a winding-up.

If you are entitled to any recovery with respect to the Notes in any winding-up, you might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in Canadian dollars. In addition, under current Canadian law, the Bank’s liability to you, if any, would have to be converted into Canadian dollars at a date close to the commencement of proceedings against it and you would be exposed to currency fluctuations between that date and the date you receive proceeds pursuant to such proceedings, if any.

Because the Indenture contains no limit on the amount of additional debt that we may incur, our ability to make timely payments on the Notes you hold may be affected by the amount and terms of our future debt.

Our ability to make timely payments on our outstanding debt may depend on the amount and terms of our other obligations, including any outstanding Notes. The Indenture does not contain any limitation on the Bank or its subsidiaries with regards to incurring additional indebtedness (whether senior, pari passu, or otherwise), issuing or repurchasing securities, payment of dividends or engagement in transactions with affiliates. As we issue additional debt securities under the Indenture or incur other indebtedness, unless our earnings grow in proportion to our debt and other fixed charges, our ability to service the Notes on a timely basis may become impaired.

There is no established trading market for the Notes and one may not develop.

The Notes are a new issue of securities and have no established trading market, and the Notes will not be listed on any securities exchange. There can be no assurance that an active trading market will develop. If the Notes are traded after their initial issuance, they may trade at a discount to their initial offering price, depending upon prevailing interest rates, the market for similar securities, general economic conditions and the financial condition of the Bank. Even if an active trading market does develop, it may not be liquid and may not continue. Therefore, investors may not be able to sell their Notes easily or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. If the secondary market for the Notes is limited, there may be few buyers for the Notes and this may significantly reduce the relevant market price of the Notes.

A downgrade, suspension or withdrawal of the rating assigned by any rating agency to the Notes could cause the liquidity or market value of the Notes to decline.

Upon issuance, it is expected that the Notes will be rated by nationally recognized statistical ratings organizations and may in the future be rated by additional rating agencies. However, the Bank is under no obligation to ensure the Notes are rated by any rating agency and any rating initially assigned to the Notes may be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes to the Bank’s business, so warrant. If the Bank determines to no longer maintain one or more ratings, or if any rating agency lowers or withdraws its rating, such event could reduce the liquidity or market value of the Notes.

In addition to ratings assigned by any hired rating agencies, rating agencies not hired by the Bank to rate the Notes may assign unsolicited ratings. If any non-hired rating agency assigns an unsolicited rating to the Notes, there can be no assurance that such rating will not differ from, or be lower than, the ratings provided by a hired rating agency. The decision to decline a rating assigned by a hired rating agency, the delayed publication of such rating or the assignment of a non-solicited rating by a rating agency not hired by the Bank could adversely affect the market value and liquidity of the Notes.

Changes in law, or changes in the regulatory classification of the Notes due to other factors, may adversely affect the rights of holders of the Notes.

Changes in law after the date hereof may affect the rights of holders as well as the market value of the Notes. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the Notes, which may have an adverse effect on an investment in the Notes.

Any legislative and regulatory uncertainty could also affect an investor’s ability to accurately value the Notes and, therefore, affect the trading price of the Notes given the extent and impact on the Notes that one or more regulatory or legislative changes, including those described above, could have on the Notes.

Your remedies for the Bank’s breach of its obligations under the Notes are limited.

Absent an Event of Default (which shall occur if the Bank becomes insolvent or bankrupt or subject to the provisions of the Winding-Up and Restructuring Act (Canada), the Bank goes into liquidation either voluntarily or under an order of a court of competent jurisdiction, or the Bank otherwise acknowledges its insolvency), the Trustees and holders of the Notes shall not be entitled to declare the principal amount of the Notes due and payable under any circumstance. As a result, you will have no right of acceleration in the event of a non-payment of interest or a failure or breach in the performance of any other covenant of the Bank, although legal action could be brought to enforce any covenant of the Bank.

The tax consequences of holding Common Shares following a Contingent Conversion could be different for some categories of holders from the tax consequences for them of holding Notes.

Upon the occurrence of a Trigger Event, Notes will automatically and immediately convert into Common Shares, and could be subject to Canadian or other applicable withholding tax. The tax consequences of holding Common Shares following a Contingent Conversion could be different for some categories of holders from the tax consequences for them of holding Notes. Each prospective investor should consult their own tax advisor regarding the tax consequences of a conversion of the Notes into Common Shares.

The U.S. federal income tax treatment of instruments such as the Notes is uncertain and, accordingly, the U.S. Internal Revenue Service (“IRS”) may take a different position than the Bank or an investor regarding the appropriate characterization and treatment of the Notes.

Although the matter is not free from doubt, it is more likely than not that the Notes are properly characterized as debt for U.S. federal income purposes, and the Bank intends to treat them as such. There is no authority, however, that addresses the U.S. federal income tax treatment of an instrument such as the Notes that is denominated as a subordinated debt instrument but that (i) provides for a Contingent Conversion into Common Shares upon the occurrence of a Trigger Event and (ii) is subordinate to all of the Bank’s unsubordinated creditors (which includes the Bank’s depositors). Therefore, there can be no assurance that the IRS will not treat the Notes as equity for U.S. federal income tax purposes (or assert some other alternative tax treatment), and there can be no assurance that any alternative tax treatment, if successfully asserted by the IRS, would not have adverse U.S. federal income tax consequences to a holder of the Notes. The Bank’s treatment of the Notes as debt for U.S. federal income tax purposes is binding on all holders of the Notes unless a holder discloses on its U.S. federal income tax return that it is taking an inconsistent position (i.e., that the holder is treating the Notes as equity). Due to the lack of authority regarding the characterization of the Notes for U.S. federal income tax purposes, investors are urged to consult their own tax advisors regarding the appropriate characterization of the Notes and the tax consequences to them if the IRS were to successfully assert a characterization that differs from the Bank’s treatment of the Notes as debt for U.S. federal income tax purposes

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization at July 31, 2016 and our consolidated capitalization at July 31, 2016, as adjusted for the issuance of the Notes. The information in this table is derived from the Bank’s unaudited interim condensed consolidated financial statements for the three and nine months ended July 31, 2016 (the “Q3 2016 Unaudited Consolidated Financial Statements”). This table should be read in conjunction with the Q3 2016 Unaudited Consolidated Financial Statements and our Q3 2016 Management’s Discussion and Analysis, which are incorporated by reference in this prospectus supplement.

	As at July 31, 2016		As Adjusted
(in millions of Canadian dollars)
Subordinated notes and debentures	C$	8,941	C$
Equity
Common shares (millions of shares issued and outstanding: 1855.5)(1)		20,597		20,597
Preferred shares (millions of shares issued and outstanding: 136.0)(1)		3,400		3,400
Treasury shares – common (millions of shares held: 0.7))(1)		(42)		(42)
Treasury shares – preferred (millions of shares held: 0.2))(1)		(5)		(5)
Contributed surplus		197		197
Retained earnings		34,387		34,387
Accumulated other comprehensive income (loss)		11,037		11,037
Non-controlling interests in subsidiaries		1,633		1,633
Total Equity		71,204		71,204

Total Capitalization	C$	80,145	C$

(1)	For more information, refer to “Note 14 – Share Capital” to the Q3 2016 Unaudited Consolidated Financial Statements.

USE OF PROCEEDS

After deduction of the underwriting compensation stated on the cover of this prospectus supplement and expenses payable by the Bank estimated at US$            , the net proceeds from the sale of the Notes are estimated to be US$            . The net proceeds to us from the sale of Notes will be added to the Bank’s general funds and will qualify as Tier 2 capital of the Bank for regulatory purposes.

DESCRIPTION OF THE NOTES

The following description of the Notes supplements (and, where different from, supersedes) the description of the Notes in the accompanying prospectus.

The Notes shall constitute a series of Non-Viability Contingent Capital Subordinated Notes issued under the Indenture to be entered into on or about the date the Notes are first issued (the “Base Indenture”), among the Bank, Computershare Trust Company, National Association, as U.S. trustee (the “U.S. Trustee”), and Computershare Trust Company of Canada, as Canadian trustee (the “Canadian Trustee” and, together with the U.S. Trustee, the “Trustees”), as amended and supplemented by a first supplemental indenture, to be entered into on or about the date the Notes are first issued (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Bank, the U.S. Trustee and the Canadian Trustee. The terms of the Notes include those stated in the Indenture and those terms made part of the Indenture by reference to the Trust Indenture Act.

General

The Notes shall initially be issued in an aggregate principal amount of US$            .

The Notes:

•

will be the Bank’s direct unsecured obligations which, if the Bank becomes insolvent or is wound-up (prior to the occurrence of a Trigger Event, as further described herein), will rank equally with the Bank’s other subordinated indebtedness and will be subordinate in right of payment to the claims of the Bank’s depositors and other unsubordinated creditors;

•	are not redeemable at the option or election of holders; and

•	automatically and immediately convert into Common Shares upon the occurrence of a Trigger Event.

The Bank may from time to time, without notice to or the consent of the holders of the Notes, issue additional Notes ranking pari passu with the Notes in all respects in order that such additional Notes may be consolidated and form a single series with the Notes and have the same terms and conditions as such Notes in all respects, except for the issue date, issue price and, if applicable, the first payment of interest thereon.

Subject to regulatory capital requirements applicable to the Bank, there is no limitation under the Indenture on the amount of Notes or other debt securities or capital securities that the Bank or its subsidiaries may issue and there is no restriction on the Bank’s issuing securities that may have preferential rights to the Notes or securities with similar or different provisions to those described herein.

The Notes shall be issued in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

The Notes are not entitled to the benefits of any sinking fund.

The provisions of the Base Indenture relating to defeasance (described under the heading “Description of the Debt Securities — Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus) will be subject to the prior approval of the Superintendent.

Interest

Interest Rate & Reset Interest Rate

Subject to any redemption prior to the Maturity Date, as described below, the Notes will bear interest (i) from and including the Issue Date to, but excluding,         , 2026 (the “Reset Date”), at a rate of         % per annum and (ii) from and including the Reset Date to, but excluding, the Maturity Date at a rate per annum which will be         % above the 5-Year Mid-Swap Rate.

For the purposes of the Notes:

“5-Year Mid-Swap Rate” means the 5-year semi-annual mid-swap rate as displayed on the Reset Screen Page on the Reset Interest Determination Date. In the event that the 5-year semi-annual mid-swap rate does not appear on the Reset Screen Page on the Reset Interest Determination Date, the 5-Year Mid-Swap Rate shall be the Reset Reference Bank Rate on the Reset Interest Determination Date.

“Reset Screen Page” means Reuters screen “ISDAFIX1” (or any successor page) as at 11:00 a.m. (New York time).

“Reset Interest Determination Date” means the day falling two business days prior to the Reset Date.

“Reset Reference Bank Rate” means the percentage rate determined on the basis of the 5-Year Mid-Swap Rate Quotation provided by five leading swap dealers in the interbank market to the paying agent at approximately 11:00 a.m. (New York time) on the Reset Interest Determination Date. If at least three quotations are provided, the 5-Year Mid-Swap Rate will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two quotations are provided, the 5-Year Mid-Swap Rate will be the arithmetic mean of the quotations provided. If only one quotation is provided, the 5-Year Mid-Swap Rate will be the quotation provided. If no quotations are provided, the 5-Year Mid-Swap Rate shall be equal to the last available 5-year semi-annual mid-swap rate on the Reset Screen Page.

“5-Year Mid-Swap Rate Quotation” means, in each case, the arithmetic mean of the bid and offered rates for the semi-annual fixed leg (calculated on a basis of a 360-day year of twelve 30-day months) of a fixed-for-floating U.S. dollar interest rate swap which (i) has a term of 5 years commencing on the Reset Date, (ii) is in an amount that is representative of a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market and (iii) has a floating leg based on the 3-month U.S. dollar LIBOR rate (calculated on basis of the actual number of days elapsed in 360-day year).

Interest Payment Dates

Interest on the Notes will be payable semi-annually in arrears on         and         of each year (each, an “Interest Payment Date”), commencing         , 2017, or if any such Interest Payment Date is not a Business Day, the next Business Day (but no interest will accrue as a result of that postponement). The record date for the Notes will be the fifteenth calendar day, whether or not a business day, immediately preceding the related Interest Payment Date.

For the purposes of the Notes, “Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close in New York City or Toronto.

Ranking

In the absence of a Contingent Conversion, the Notes will be direct unsecured subordinated indebtedness of the Bank ranking equally and ratably with all other subordinated indebtedness of the Bank from time to time issued and outstanding.

Following a Contingent Conversion, holders of the Notes immediately prior to the Contingent Conversion will receive Common Shares in exchange for the Notes and such Common Shares will rank equally with all other Common Shares in relation to the Bank’s assets.

Redemption

The Bank may, at its option, with the prior written approval of the Superintendent, redeem the Notes, in whole, but not in part, on not less than 30 days’ and not more than 60 days’ prior notice to the registered holders of the Notes, (i) at any time within 90 days following a Regulatory Event Date, (ii) at any time following the occurrence of a Tax Event or (iii) on the Reset Date, in each case, at par, together with accrued and unpaid interest to, but excluding, the date fixed for redemption. Any Notes redeemed by the Bank will be cancelled and will not be re-issued. For the purposes of the foregoing:

“Regulatory Event Date” means the date specified in a letter from the Superintendent to the Bank on which the Notes will no longer be recognized in full as eligible “Tier 2 Capital” or will no longer be eligible to be included in full as risk-based “Total Capital” on a consolidated basis under the guidelines for capital adequacy requirements for banks in Canada as interpreted by the Superintendent.

“Tax Event” means:

(i) any event giving rise to the Bank’s right to redeem the Notes as set forth under “Description of the Debt Securities — Tax Redemption” in the accompanying prospectus; or

(ii) the Bank has received an opinion of independent counsel of recognized standing experienced in such matters to the effect that, as a result of, (A) any amendment to, clarification of, or change (including any announced prospective change) in, the laws, or any regulations thereunder, or any application or interpretation thereof, of Canada, or any political subdivision or taxing authority thereof or therein, affecting taxation; (B) any judicial decision, administrative pronouncement, published or private ruling, regulatory procedure, rule, notice, announcement, assessment or reassessment (including any notice or announcement of intent to adopt or issue such decision, pronouncement, ruling, procedure, rule, notice, announcement, assessment or reassessment) (collectively, an “administrative action”); or (C) any amendment to, clarification of, or change in, the official position with respect to or the interpretation of any administrative action or any interpretation or pronouncement that provides for a position with respect to such administrative action that differs from the theretofore generally accepted position, in each case (A), (B) or (C), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority, irrespective of the manner in which such amendment, clarification, change, administrative action, interpretation or pronouncement is made known, which amendment, clarification, change or administrative action is effective or which interpretation, pronouncement or administrative action is announced on or after the date of the issue of the Notes, there is more than an insubstantial risk (assuming any proposed or announced amendment, clarification, change, interpretation, pronouncement or administrative action is effective and applicable) that the Bank is, or may be, subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid-up capital with respect to the Notes (including the treatment by the Bank of interest on the Notes) or the treatment of the Notes, as or as would be reflected in any tax return or form filed, to be filed, or otherwise could have been filed, will not be respected by a taxing authority.

A notice of redemption shall be irrevocable, except that the occurrence of a Trigger Event prior to the date fixed for redemption shall automatically rescind such notice of redemption and, in such circumstances, no Notes shall be redeemed and no payment in respect of the Notes shall be due and payable.

The Notes are not subject to repayment at the option of the holders.

Purchase for Cancellation

The Notes may be purchased at any time, in whole or in part, by the Bank. The purchases may be made in the open market or by tender or private contract at any price. Any such purchases require the approval of the

Superintendent. Notes purchased by the Bank will be cancelled and will not be re-issued. Notwithstanding the foregoing, any subsidiary of the Bank may purchase Notes in the ordinary course of its business of dealing in securities.

Contingent Conversion Upon Trigger Event

Upon the occurrence of a Trigger Event, each Note will be, and will be deemed, for all purposes, to be, automatically and immediately converted, on a full and permanent basis, without the consent of the holder thereof, into that number of fully-paid Common Shares determined by dividing (a) the product of the Multiplier multiplied by the Note Value by (b) the Conversion Price. For the purposes of the foregoing:

“Trigger Event” has the meaning set out in the Office of the Superintendent of Financial Institutions Canada, Guideline for Capital Adequacy Requirements (CAR), Chapter 2 — Definition of Capital, effective December 2014, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

•

the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion of all contingent instruments (including the Notes) and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

•

the federal or a provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision in Canada or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

In the event of a Contingent Conversion, when calculating the number of Common Shares issuable upon the conversion of the Notes, the following shall apply:

“Common Share Price” means the volume weighted average per share trading price of the Common Shares on the Toronto Stock Exchange (the “TSX”) for the 10 consecutive Trading Day period ending on the Trading Day immediately before the occurrence of a Trigger Event, or if the Common Shares are not then listed on the TSX, the principal stock exchange on which the Common Shares are then listed or quoted (being the stock exchange with the greatest volume of trading in the Common Shares during the previous six months), or if such shares are not listed or quoted on any stock exchange, or if no such trading prices are available, the Floor Price.

“Conversion Price” means the greater of the Common Share Price and the Floor Price.

“Floor Price” means C$5.00, as such price may be adjusted. The Floor Price is subject to adjustment in the event of: (a) the issuance of Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all of the holders of the Common Shares as a stock dividend or similar distribution; (b) the subdivision, redivision or change of the Common Shares into a greater number of shares; or (c) the reduction, combination or consolidation of the Common Shares into a lesser number of shares. No adjustment of the Floor Price will be made if the amount of such adjustment will be less than 1% of the Floor Price in effect immediately prior to the event giving rise to the adjustment, provided, however, that in such case any adjustment that would otherwise be required then to be made will be carried forward and will be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, will amount to at least 1% of the Floor Price.

“Multiplier” means 1.5.

“Note Value” means the principal amount of the Note plus accrued and unpaid interest thereon as of the date of the Trigger Event, expressed in Canadian dollars. In determining the Note Value of any Note, the principal amount thereof and any accrued and unpaid interest thereon shall be converted from U.S. dollars into Canadian dollars on the basis of the closing exchange rate between Canadian dollars and U.S. dollars (in Canadian dollars per U.S. dollar) reported by the Bank of Canada on the date immediately preceding the date of the Trigger Event (or if not available on such date, the date on which such closing rate was last available prior to such date). If such exchange rate is no longer reported by the Bank of Canada, the relevant exchange rate for calculating the Note Value in Canadian dollars shall be the simple average of the closing exchange rates between Canadian dollars and U.S. dollars (in Canadian dollars per U.S. dollar) quoted at approximately 4:00 p.m., New York City time, on such date by three major banks selected by the Bank.

“Trading Day” means, with respect to any stock exchange or market, a day on which shares may be traded through the facilities of that stock exchange or in that market.

Fractions of Common Shares will not be issued or delivered pursuant to a Contingent Conversion and no cash payment will be made in lieu of a fractional Common Share. Notwithstanding any other provision of the Notes, the conversion of the Notes in connection with a Contingent Conversion shall not be an event of default under the terms of the Notes or the Indenture, and the only consequence of a Trigger Event under the provisions of the Notes will be the conversion of the Notes into Common Shares. Upon a Contingent Conversion, any accrued but unpaid interest will be added to the principal amount of the Notes and such accrued but unpaid interest, together with the principal amount of the Notes, will be deemed paid in full by the issuance of Common Shares upon such conversion and the holders of Notes shall have no further rights and the Bank shall have no further obligations to holders of Notes under the Indenture. If tax is required to be withheld from such payment of interest in the form of Common Shares, the number of Common Shares received by a Holder of Notes shall reflect an amount net of any applicable withholding tax.

In the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares, the Bank shall take all necessary action to ensure that the holders of Notes receive, pursuant to a Contingent Conversion, after such event, the number of shares or other securities that the holders of Notes would have received if the Contingent Conversion occurred immediately prior to the record date for such event.

Right Not to Deliver Common Shares upon a Contingent Conversion

Upon a Contingent Conversion, the Bank reserves the right not to deliver some or all, as applicable, of the Common Shares issuable thereupon to any Ineligible Person (as defined below) or any Person who, by virtue of the operation of the Contingent Conversion, would become a Significant Shareholder (as defined below) through the acquisition of Common Shares. In such circumstances, the Bank will hold, as agent for such persons, the Common Shares that would have otherwise been delivered to such persons and will attempt to facilitate the sale of such Common Shares to parties other than the Bank and its affiliates on behalf of such persons through a registered dealer to be retained by the Bank on behalf of such persons. Those sales (if any) may be made at any time and at any price. The Bank will not be subject to any liability for failure to sell such Common Shares on behalf of such persons or at any particular price on any particular day. The net proceeds received by the Bank from the sale of any such Common Shares will be divided among the applicable persons in proportion to the number of Common Shares that would otherwise have been delivered to them upon a Contingent Conversion after deducting the costs of sale and any applicable withholding taxes. For the purposes of the foregoing:

“Ineligible Person” means (i) any person whose address is in, or whom the Bank or its transfer agent has reason to believe is a resident of, any jurisdiction outside Canada or the United States of America to the extent that the issuance by the Bank or delivery by its transfer agent to that person, pursuant to a Contingent Conversion, of Common Shares would require the Bank to take any action to comply with securities, banking or analogous laws of that jurisdiction, and (ii) any person to the extent that the issuance by the Bank or delivery by its transfer agent to that person, pursuant to a Contingent Conversion, of Common Shares would cause the Bank to be in violation of any law to which the Bank is subject.

“Significant Shareholder” means any person who beneficially owns, directly or indirectly, through entities controlled by such person or persons associated with or acting jointly or in concert with such person (as determined in accordance with the Bank Act (Canada)), shares of any class of the Bank in excess of 10% of the total number of outstanding shares of that class in contravention of the Bank Act.

Agreement with Respect to Principal and Interest Deemed Paid upon a Contingent Conversion

By acquiring any Note, each holder or beneficial owner of such Note or any interest therein, including any person acquiring any such Note or interest therein after the date hereof, irrevocably consents to the principal amount of the Note and any accrued and unpaid interest thereon being deemed paid in full by the issuance of Common Shares upon the occurrence of a Trigger Event and the resulting Contingent Conversion, which occurrence and resulting Contingent Conversion shall occur without any further action on the part of such holder or beneficial owner or the Trustees. To the extent the Notes are held in the form of global securities, such holder or beneficial owner authorizes, directs and requests DTC, any direct participant therein and any other intermediary through which it holds such Notes to take any and all necessary action, if required, to implement the Contingent Conversion without any further action or direction on the part of such holder or beneficial owner or the Trustees.

Contingent Conversion Procedure

Upon the occurrence of a Trigger Event, the Bank shall, as promptly as practicable, announce such occurrence and resulting Contingent Conversion by way of a press release and shall deliver a notice to DTC informing it of such occurrence and of the resulting Contingent Conversion (“Trigger Event Notice”) and shall deliver a copy of the Trigger Event Notice to the Trustees. The Bank has been advised by DTC that, if DTC’s procedures currently in effect are in effect at the time a Trigger Event Notice is received promptly following its receipt of the Trigger Event Notice, DTC will post the Trigger Event Notice to its “Reorganization Inquiry for Participants System.” In addition, within two Business Days of its receipt of the Trigger Event Notice, the Trustees shall, acting pursuant to the Indenture, transmit such notice to the direct participants of DTC holding the Notes at such time.

The Bank has also been advised by DTC that, if DTC’s procedures currently in effect are in effect at the time a Trigger Event Notice is received, following the receipt of such notice, DTC would suspend all clearance and settlement of transactions in the Notes in accordance with its rules and procedures (the “Suspension”). As a result of the Suspension, holders of the Notes would not be able to settle the transfer of any Notes through DTC following the Suspension, and any sale or other transfer of the Notes that a holder of the Notes may have initiated prior to the Suspension that is scheduled to settle after such Suspension would be rejected by DTC and would not be settled through DTC.

The Bank shall have no liability to any holder of the Notes from any delay in the receipt of the evidence of beneficial ownership of the Common Shares resulting from the Bank’s compliance with applicable operational and corporate law requirements.

The procedures set forth in this section are subject to change to reflect changes in clearing system practices or the issuance of the Notes in definitive form. If the Notes are held in definitive form at the time of the Contingent Conversion, the Bank will provide holders of the Notes with a notice describing, among other things, how the Bank intends to deliver the evidence of beneficial ownership of the Common Shares and requesting such holders to provide the Bank with their relevant securities account information for purpose of receiving such evidence of beneficial ownership.

Events of Default

An “Event of Default” under the Notes shall occur if (i) the Bank becomes insolvent or bankrupt or subject to the provisions of the Winding-Up and Restructuring Act (Canada) or any statute hereinafter enacted in substitution therefore, as such statute, or substituted statute, may be amended from time to time, (ii) the Bank goes into liquidation either voluntarily or under an order of a court of competent jurisdiction or (iii) the Bank otherwise acknowledges its insolvency.

If an Event of Default occurs and is continuing, then and in each and every such case, except for any series of securities issued under the Base Indenture the principal of which shall have already become due and payable, either Trustee may in its discretion and shall upon the request in writing of the holders of not less than 25% in aggregate principal amount of the securities of all affected series then outstanding under the Base Indenture (treated as one class) by notice in writing to the Bank (and to the Trustees if given by the holders of such securities), may declare the entire principal (or such other amount as may be specified in the terms of such securities) of all securities of all such affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable.

Absent an Event of Default, the Trustees and holders of the Notes shall not be entitled to declare the principal amount of the Notes due and payable under any circumstance. As a result, you will have no right of acceleration in the event of a non-payment of interest or a failure or breach in the performance of any other covenant of the Bank, although legal action could be brought to enforce any covenant of the Bank.

A Contingent Conversion upon the occurrence of a Trigger Event shall not constitute an event of default under the terms of the Notes or the Indenture, and following a Contingent Conversion no holder of the Notes will have any rights against the Bank with respect to the repayment of the principal of, or interest on, the Notes.

By acquiring any Note, each holder and beneficial owner of such Note or any interest therein acknowledges and agrees that neither a Contingent Conversion nor a Trigger Event shall give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

Trustees

The U.S. Trustee will act as the trustee for the Notes and the Canadian Trustee will act as the Canadian trustee for the Notes.

There will be a Canadian trustee for the Notes for so long as required by the Bank Act (Canada) or any other Canadian statute (including any successor statute), or until the Bank obtains an exemption from such requirements. If the Bank obtains such an exemption, or if a Canadian trustee is no longer required under such legislation, then the Bank may remove the Canadian trustee with 30 days’ written notice, and the Bank will not be required to appoint a successor Canadian Trustee.

Trustees’ Duties

No conversion into Common Shares upon a Trigger Event shall give rise to a default for purposes of the applicable provisions of the Trust Indenture Act.

To the extent permitted by the Trust Indenture Act, a holder or beneficial owner waives any and all claims against the Trustees for, agrees not to initiate a suit against the Trustees in respect of, and agrees that the Trustees shall not be liable for, any action that a trustee takes, or abstains from taking, in either case in accordance with the conversion of the Notes into Common Shares upon a Trigger Event.

Upon a Contingent Conversion, (i) the Trustees shall not be required to take any further directions from holders or beneficial owners of the Notes under the Indenture and (ii) the Indenture shall impose no duties upon the Trustees whatsoever with respect to conversion of the Notes into Common Shares upon a Contingent Trigger Event (except for the delivery of a notice by the Trustees to participants of DTC following a Contingent Trigger Event, as described herein).

The Bank’s obligations to indemnify the Trustees in accordance with Section 6.06 of the Base Indenture shall survive any Contingent Conversion.

The Trustees make no representations, and shall not be liable with respect to, any information set forth in this prospectus supplement or the accompanying prospectus.

Subsequent Investors’ Agreement

Holders or beneficial owners of Notes that acquire them in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders or beneficial owners of the Notes that acquire the Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Notes, including in relation to any Contingent Conversion.

Governing Law

The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York, except for the subordination provisions and the provisions relating to a Contingent Conversion upon the occurrence of a Trigger Event, which will be governed by the laws of Ontario and the federal laws of Canada applicable therein.

Paying Agent

The principal corporate trust office of the U.S. Trustee in Highlands Ranch, Colorado is designated as the paying agent. The Bank may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

Form and Delivery

The Notes will be issued only in book-entry form in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of DTC. You may only hold beneficial interests in the Notes through DTC and its direct and indirect participants, and DTC and its direct and indirect participants will record your beneficial interest on their books. The Bank will not issue definitive Notes except as described in the accompanying prospectus. The Notes will be in the Same Day Funds Settlement System at DTC and, to the extent the secondary market trading in the Notes is effected through the facilities of such depositary, such trades will be settled in immediately available funds. The Bank will pay the principal and interest in immediately available funds to DTC or its nominee as the registered holder of the global notes representing the book-entry Notes. For information on DTC’s book-entry system, see “Description of the Debt Securities — Book-Entry Procedures and Settlement — Considerations Relating to DTC” in the accompanying prospectus.

TAX CONSIDERATIONS

United States Taxation

Prospective investors should refer to the section “Tax Consequences — United States Taxation” in the accompanying prospectus for a discussion of the material U.S. federal income tax consequences to a U.S. Holder (as defined therein) of the ownership of the Bank’s debt securities and Common Shares. This section provides information that supplements the statements under “Tax Consequences — United States Taxation” in the accompanying prospectus, and in the event of any inconsistency, you should rely on the information in this section. This section is the opinion of Simpson Thacher & Bartlett LLP, our special U.S. federal income tax counsel.

Although the matter is not free from doubt, it is more likely than not that the Notes are properly characterized as debt for U.S. federal income purposes, and the Bank intends to treat them as such. There is no authority, however, that addresses the U.S. federal income tax treatment of an instrument such as the Notes that is denominated as a subordinated debt instrument but that (i) provides for a Contingent Conversion into Common Shares upon the occurrence of a Trigger Event and (ii) is subordinate to all of the Bank’s unsubordinated creditors (which includes the Bank’s depositors). Therefore, there can be no assurance that the IRS will not treat the Notes as equity for U.S. federal income tax purposes (or assert some other alternative tax treatment), and there can be no assurance that any alternative tax treatment, if successfully asserted by the IRS, would not have adverse U.S. federal income tax consequences to a holder of the Notes. The Bank’s treatment of the Notes as debt for U.S. federal income tax purposes is binding on all holders of the Notes unless a holder discloses on its U.S. federal income tax return that it is taking an inconsistent position (i.e., that the holder is treating the Notes as equity). Due to the lack of authority regarding the characterization of the Notes for U.S. federal income tax purposes, U.S. Holders are urged to consult their own tax advisors regarding the appropriate characterization of the Notes and the tax consequences to them if the IRS were to successfully assert a characterization that differs from the Bank’s treatment of the Notes as debt for U.S. federal income tax purposes.

The Bank intends to take the position that the Notes should not be treated as contingent payment debt instruments (“CPDIs”) for U.S. federal income tax purposes. If the IRS successfully challenged this position, however, and the Notes were treated as CPDIs, a U.S. Holder could be required to accrue interest income at a rate higher than the stated interest rate on the Notes and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, retirement or other disposition of the Notes. U.S. Holders are urged to consult their own tax advisors regarding the potential application of the CPDI rules to the Notes and the consequences thereof. The remainder of this discussion assumes that the Notes will not be treated as CPDIs for U.S. federal income tax purposes.

Assuming the Notes are characterized as debt for U.S. federal income tax purposes, the U.S. federal income tax consequences to a U.S. Holder with respect to the ownership of the Notes would generally be as described in “Tax Consequences — United States Taxation — Debt Securities” in the accompanying prospectus. If, however, contrary to the Bank’s position, the Notes are characterized as equity for U.S. federal income tax purposes, the U.S. federal income tax consequences to a U.S. Holder with respect to the ownership of the Notes would generally be as described in “Tax Consequences — United States Taxation — Common Shares” in the accompanying prospectus. In such case, payments of interest on the Notes would generally be treated in the same manner as distributions on Common Shares therein described, although it is unclear whether interest payments on the Notes that are treated as dividends for U.S. federal income tax purposes would be eligible for the reduced rates of taxation described in “Tax Consequences — United States Taxation — Common Shares — Dividends” in the accompanying prospectus.

A Contingent Conversion of Notes into Common Shares upon the occurrence of a Trigger Event should be treated as a non-recognition event for U.S. federal income tax purposes (and, except as specifically noted below, the following discussion assumes such treatment). Thus, a U.S. Holder will generally recognize no gain or loss upon the conversion of its Notes into Common Shares, except to the extent of amounts received that are attributable to accrued and unpaid interest (which will be taxable as ordinary interest income if not previously included in income). A U.S. Holder’s aggregate tax basis in any Common Shares received upon a Contingent Conversion (excluding Common Shares attributable to accrued and unpaid interest, the tax basis of which will equal their fair market value) will generally be equal to such holder’s aggregate tax basis in such holder’s Notes that were converted into Common Shares, and such holder’s holding period in such Common Shares will generally include the holding period of the Notes that were converted (excluding Common Shares attributable to accrued and unpaid interest, the holding period of which will generally commence on the day after the date of receipt). If, however, the Contingent Conversion were not treated as a non-recognition event for U.S. federal income tax purposes, a U.S. Holder would generally recognize gain or loss in an amount equal to the difference between the fair market value of the Common Shares such holder receives and such holder’s tax basis in the Notes that were converted, and the tax basis and holding period of the Common Shares received would be different than as described above.

The U.S. federal income tax consequences to a U.S. Holder with respect to the ownership of any Common Shares received upon a Contingent Conversion would generally be as described in “Tax Consequences — United States Taxation — Common Shares” in the accompanying prospectus.

U.S. Holders are urged to consult their tax advisors regarding the proper characterization of the Notes for U.S. federal income tax purposes, and the tax consequences of their ownership of the Notes and any Common Shares received upon a Contingent Conversion.

Canadian Federal Income Tax Considerations

In the opinion of McCarthy Tétrault LLP, our Canadian federal income tax counsel, the following summary describes, as of the date hereof, the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”), generally applicable to a holder of Notes who acquires, as a beneficial owner, Notes pursuant to this offering, and who, at all relevant times and for the purposes of the Tax Act deals at arm’s length with and is not affiliated with the Bank or any underwriter, holds the Notes and will hold Common Shares acquired on a Contingent Conversion as capital property and is not exempt from taxation under Part I of the Tax Act (a “noteholder”). Generally, the Notes and Common Shares will be considered to constitute capital property to a holder provided that the holder does not use or hold the Notes or the Common Shares in or in the course of carrying on a business of trading or dealing in securities or as part of an adventure or concern in the nature of trade.

This summary is based upon the current provisions of the Tax Act and the regulations thereunder (the “Regulations”), all specific proposals to amend the Tax Act or such Regulations publicly announced by the federal Minister of Finance (Canada) prior to the date hereof (the “Proposals”) and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) published in writing by it. This summary assumes that the Proposals will be enacted as currently proposed, but no assurance can be given that this will be the case. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposals, this summary does not take into account or anticipate any changes in the law or the administrative policies or assessing practices of the CRA, whether by judicial, regulatory, governmental or legislative action, nor does it take into account tax laws of any province or territory of Canada, or of any jurisdiction outside Canada.

For the purpose of the Tax Act, all amounts not otherwise expressed in Canadian dollars must be converted into Canadian dollars based on the daily noon rate as quoted by the Bank of Canada for the applicable day or such other rate of exchange that is acceptable to the Minister of National Revenue (Canada).

This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder. Accordingly, prospective purchasers of Notes should consult their own tax advisors with respect to their particular circumstances.

Noteholders Not Resident in Canada

The following discussion applies to a noteholder who, at all relevant times, for the purposes of the Tax Act: (i) is not resident and is not deemed to be resident in Canada; (ii) does not use or hold and is not deemed to use or hold Notes or the Common Shares in or in the course of carrying on a business in Canada; (iii) deals at arm’s length with any Canadian resident (or deemed Canadian resident) to whom the noteholder disposes of Notes; (iv) is entitled to receive all payments (including any interest and principal) made on the Notes; (v) is not, and deals at arm’s length with each person who is, a “specified shareholder” of the Bank (as defined in subsection 18(5) of the Tax Act for the purposes of the thin capitalization rules), (vi) does not receive any payment of interest on the Notes in respect of a debt or other obligation to pay an amount to a person with whom the Bank does not deal at arm’s length, and (vii) is not an insurer carrying on an insurance business in Canada and elsewhere (a “Non-resident Holder”).

Interest (including amounts on account or in lieu of payment of, or in satisfaction of, interest) paid or credited or deemed to be paid or credited by the Bank to a Non-resident Holder on a Note will not be subject to Canadian non-resident withholding tax, unless all or any portion of such interest (other than on a “prescribed obligation” described below) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation (“Participating Debt Interest”). A “prescribed obligation” is a debt obligation the terms or conditions of which provide for an adjustment to any amount payable in respect of the obligation for a period during which the obligation was outstanding which adjustment is determined by reference to a change in the purchasing power of money where no amount payable in respect of such obligation, other than an amount determined by reference to a change in the purchasing power of money, is contingent or dependent upon any of the criteria described in the definition of Participating Debt Interest.

Except as described below in the event of a Contingent Conversion, interest paid or credited or deemed to be paid or credited on the Notes should not be considered to be Participating Debt Interest.

In the event a Note held by a Non-resident Holder is converted to Common Shares on a Contingent Conversion, the amount (the “Excess Amount”), if any, by which the fair market value of the Common Shares received on the conversion exceeds the sum of: (i) the price for which the Note was issued, and (ii) any amount that is paid in respect of accrued and unpaid interest at the time of the conversion (the “Conversion Interest”), may be deemed to be interest paid to the Non-resident Holder. There is a risk that the Excess Amount (if any) and the Conversion Interest may be characterized as Participating Debt Interest and therefore be subject to Canadian non-resident withholding tax unless certain exceptions apply. No advance tax ruling has been sought or obtained from CRA and Non-resident Holders of Notes should consult their own tax advisors in this regard.

If applicable, the normal rate of Canadian non-resident withholding tax is 25% but such rate may be reduced under the terms of an applicable income tax treaty.

Generally, there are no other Canadian federal taxes on income or gains payable by a Non-resident Holder on interest or principal, or on proceeds received by a Non-resident Holder on the disposition of a Note, including on a redemption, payment on maturity, repurchase or purchase for cancellation.

Non-resident Holders should see the discussion in the accompanying prospectus under “Tax Consequences — Canadian Taxation — Common Shares” for the Canadian federal income tax considerations with respect to Common Shares acquired on a Contingent Conversion.

Noteholders Resident in Canada

The following discussion applies to a noteholder who, at all relevant times, for the purposes of the Tax Act, is or is deemed to be resident in Canada (a “Resident Holder”). Certain Resident Holders who might not otherwise be considered to hold their Notes or Common Shares as capital property may, in certain circumstances, be entitled to have them and all of their other “Canadian securities”, as defined in the Tax Act, treated as capital property by making the irrevocable election permitted under subsection 39(4) of the Tax Act. This summary is not applicable to a Resident Holder an interest in which is a “tax shelter investment” (as defined in the Tax Act), a Resident Holder who has elected to determine its Canadian tax results in a currency (other than Canadian currency) that is a “functional currency” (as defined in the Tax Act), a Resident Holder who is a “financial institution” (as defined in the Tax Act) for purposes of certain rules applicable to securities held by financial institutions (referred to as the “mark-to-market” rules) or a Resident Holder who enters into a “derivative forward agreement” (as defined in the Tax Act) with respect to the Notes. Such Resident Holders should consult their own tax advisors

Interest on the Notes

A Resident Holder of a Note that is a corporation, partnership, unit trust or trust of which a corporation or partnership is a beneficiary will be required to include in computing its income for a taxation year any interest or amount that is considered for the purposes of the Tax Act to be interest on the Note that accrued to it to the end of the year or became receivable or was received by it before the end of the year, to the extent that the interest (or amount considered to be interest) was not included in computing its income for a preceding taxation year.

A Resident Holder of a Note (other than a Resident Holder referred to in the previous paragraph) will be required to include in computing the Resident Holder’s income for a taxation year any amount received or receivable (depending upon the method regularly followed by the Resident Holder in computing income) by the Resident Holder as interest or amount considered to be interest in the year on the Note, to the extent that such amount was not included in computing the Resident Holder’s income for a preceding taxation year.

Dispositions

On a disposition or deemed disposition of a Note (including a purchase or redemption by the Bank prior to maturity or a repayment by the Bank upon maturity), a Resident Holder will generally be required to include in computing its income for the taxation year in which the disposition or deemed disposition occurred the amount of interest (including amounts considered to be interest) that has accrued on the Note to the date of disposition or deemed disposition, to the extent that such amount has not otherwise been included in computing the Resident Holder’s income for the year in which the disposition or deemed disposition occurred or a preceding taxation year. On a disposition of a Note as a result of a Contingent Conversion, a Resident Holder will be required to include in computing its income for the taxation year in which the Contingent Conversion occurs any amount that is paid in respect of accrued and unpaid interest on the Note to the date of the Contingent Conversion, to the extent that such amount has not otherwise been included in computing the Resident Holder’s income for that year or a preceding taxation year.

Any premium paid by the Bank to a Resident Holder on the purchase or redemption of a Note (other than in the open market in the manner any such obligation would normally be purchased in the open market by any member of the public) will generally be deemed to be interest received by the Resident Holder at the time of payment to the extent that it can reasonably be considered to relate to, and does not exceed the value at that time of, the interest that would have been paid or payable by the Bank on the Note for a taxation year of the Bank ending after the time of payment. Such interest will be required to be included in computing the Resident Holder’s income in the manner described above.

In general, on a disposition or deemed disposition of Notes, a Resident Holder will realize a capital gain (or sustain a capital loss) equal to the amount, if any, by which the proceeds of disposition, net of any amount included in the Resident Holder’s income as interest and any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of such Notes to the Resident Holder immediately before the disposition or deemed disposition. On a Contingent Conversion, the proceeds of disposition of a Note, and the cost of the Common

Shares received, will be equal to the fair market value of the Common Shares received by the Resident Holder at the time of the Contingent Conversion. The cost of a Common Share so received will be averaged with the adjusted cost base to a Resident Holder of all other Common Shares owned by the Resident Holder as capital property at such time for the purposes of determining the adjusted cost base of each Common Share.

Generally, a Resident Holder is required to include in computing its income for a taxation year one-half of the amount of any such capital gain (a “taxable capital gain”) realized in the year. Subject to and in accordance with the provisions of the Tax Act, a Resident Holder is required to deduct one half of the amount of any such capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized by the Resident Holder in the year and allowable capital losses in a taxation year in excess of taxable capital gains in the taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years. Capital gains realized by an individual (including certain trusts) may give rise to a liability for alternative minimum tax.

Additional Refundable Tax

A Resident Holder that is a Canadian-controlled private corporation (as defined in the Tax Act) may be liable to pay an additional refundable tax on certain investment income including amounts in respect of interest and taxable capital gains.

UNDERWRITING (CONFLICTS OF INTEREST)

On         , 2016, we entered into an underwriting agreement with TD Securities (USA) LLC, Goldman, Sachs & Co., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named below, for the purchase and sale of the Notes. We have agreed to sell to each of the underwriters, and each of the underwriters has agreed to purchase from us, as principal, the principal amount of the Notes shown opposite its name at the public offering price set forth below.

Underwriter	Principal Amount of Notes
US$
TD Securities (USA) LLC
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC

Total	US$

We estimate that the total offering expenses for the Notes, excluding underwriting commissions, will be approximately US$            .

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Bank, for which they received or will receive customary fees and expenses.

The Notes are a new issue of securities, and there will be no established trading market for any Note before its issue date. We do not plan to list the Notes on a securities exchange or quotation system. We have been advised by TD Securities (USA) LLC that it may make a market in the Notes offered through it. However, TD Securities (USA) LLC is not obligated to do so, and it may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the Notes.

The aggregate initial offering price specified on the cover of this prospectus supplement relates to the initial offering of new Notes we may issue on and after the date of this prospectus supplement. This amount does not include Notes that may be resold in market-making transactions. The latter includes Notes that we may issue going forward as well as Notes we have previously issued. The Bank does not expect to receive any proceeds from market-making transactions, except to the extent it is entitled to proceeds of its own sales of Notes in such transactions. The Bank does not expect that any agent that engages in these transactions will pay any proceeds from its market-making resales to the Bank. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless the Bank or an agent informs you in your confirmation of sale that your Note is being purchased in its original offering and sale, you may assume that you are purchasing your Note in a market-making transaction.

In this prospectus supplement, the term “this offering” means the initial offering of the Notes made in connection with their original issuance. This term does not refer to any subsequent resales of Notes in market-making transactions.

The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit reclaiming a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may stabilize, maintain or otherwise affect the market price of the Notes, which may be higher than it would otherwise be in the absence of such transactions. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and trading arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Bank. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The Notes are not exempt from the prospectus requirements under the securities laws of Canada and have not been and will not be qualified for sale under such laws. Accordingly, any sales of Notes in Canada will be made only with the Bank’s prior consent and only in compliance with the securities laws of Canada or any province or territory thereof. Each underwriter offering, selling or distributing the Notes in Canada has represented and agreed that it will offer, sell or distribute any Notes in Canada in compliance with the securities laws of Canada or any province or territory thereof. Each such underwriter has further agreed that it will not distribute or deliver this prospectus supplement or any other offering material relating to the Notes in Canada in contravention of the securities laws of Canada or any province or territory thereof, and that it will deliver to any purchaser who purchases from it any Notes purchased by it hereunder a notice stating that, by purchasing such Notes, such purchaser represents and agrees that it has not offered or sold, and until forty (40) days after any closing date, will not offer or sell, directly or indirectly, any of such Notes in Canada or to, or for the benefit of, any resident thereof, except pursuant to available exemptions from applicable Canadian provincial or territorial securities laws and will deliver to any other purchaser to whom it sells any of such Notes a notice containing substantially the same statement as in this sentence. See “Selling Restrictions — Canada” beginning on page S-39.

Conflicts of Interest

TD Securities (USA) LLC is a member of FINRA and an affiliate of The Toronto-Dominion Bank. This offering will be conducted in compliance with the applicable requirements of FINRA Rule 5121. Because Notes offered hereby will be rated investment grade, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary. TD Securities (USA) LLC is not permitted to sell the Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holders.

The Bank is a related issuer and connected issuer of TD Securities (USA) LLC, a wholly-owned subsidiary of the Bank, under applicable Canadian securities legislation.

Selling Restrictions

The People’s Republic of China

This prospectus supplement and the prospectus have not been filed with or approved by the People’s Republic of China (for such purposes, not including Hong Kong and Macau Special Administrative Regions or

Taiwan) authorities, and is not an offer of securities (whether public offering or private placement) within the meaning of the Securities Law or other pertinent laws and regulations of the People’s Republic of China. This prospectus supplement and the prospectus shall not be offered to the general public if used within the People’s Republic of China, and the Notes so offered cannot be sold to anyone that is not a qualified purchaser of the People’s Republic of China. Each underwriter has represented, warranted and agreed that the Notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China, except under circumstances that will result in compliance with applicable laws and regulations.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this prospectus supplement and the prospectus to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Notes to the public in that Relevant Member State:

(a)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the Bank for any such offer; or

(c)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes referred to in (a) to (c) above shall require the Bank or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Hong Kong

The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust will not be transferable for six months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

South Korea

The Notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”) and the Notes have been and will be offered in Korea as a private placement under the FSCMA. None of the Notes may be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). For a period of one year from the issue date of the Notes, any acquirer of the Notes who was solicited to buy the Notes in Korea is prohibited from transferring any of the Notes to another person in any way other than as a whole to one transferee. Furthermore, the purchaser of the Notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the Notes.

Each underwriter has represented and agreed that it has not offered, sold or delivered the Notes directly or indirectly, or offered or sold the Notes to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea and will not offer, sell or deliver the Notes directly or indirectly, or offer or sell the Notes to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FSCMA, the FETL and other relevant laws and regulations of Korea.

Taiwan

The Notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors) but may not be offered or sold in Taiwan.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Bank; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Canada

Rights of Action or Damages for Rescission — Ontario

Securities legislation in Ontario provides purchasers relying on the accredited investor exemption in National Instrument 45-106 — Prospectus Exemptions (“NI 45-106”) with rights of rescission or damages, or both, where an offering memorandum or any amendment thereto contains a misrepresentation as summarized below. For the purposes of this section, “misrepresentation” means: (a) an untrue statement of a fact that significantly affects, or would reasonably be expected to have a significant effect, on the market price or the value of securities (a material fact); or (b) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. The following is a summary only and purchasers should refer to the applicable provisions of the securities legislation for the particulars of these rights or consult with a legal advisor.

Where an offering memorandum or any amendment thereto contains a misrepresentation, a purchaser who purchases a security offered by the offering memorandum during the period of distribution has, without regard to whether the purchaser relied on the misrepresentation, a statutory right of action against the issuer. Alternatively, the purchaser may elect to exercise the right of rescission against the issuer or selling security holder (in which case, the purchaser will have no right of action for damages against the issuer or selling security holder).

Securities legislation in Ontario provides a number of limitations and defenses, including: (a) no person or company will be liable if it proves that the purchaser purchased the securities with knowledge of the misrepresentation; (b) in a case of an action for damages, the defendant will not be liable for all or any portion of the damages that it proves does not represent the depreciation in value of the securities as a result of the misrepresentation relied upon; and (c) in no case will the amount recoverable in any action exceed the price at which the securities were offered under the offering memorandum, or any amendment thereto.

The statutory right of action described above does not apply to the following purchasers of securities in Ontario: (a) a Canadian financial institution, as defined in Ontario Securities Commission (“OSC”) Rule 45-501 — Ontario Prospectus and Registration Exemptions, or an authorized foreign bank named in Schedule III of the Bank Act (Canada); (b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or (c) a subsidiary of any person referred to in paragraphs (a) and (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary.

No action shall be commenced to enforce the right of action described above unless the right is exercised within: (a) in the case of an action for rescission, 180 days after the date of the transaction that gave rise to the cause of action; or (b) in the case of any action for damages, the earlier of: (i) 180 days after the date the purchasers first had knowledge of the facts giving rise to the cause of action; and (ii) three years after the date of the transaction that gave rise to the cause of action.

Rights of Action or Damages for Rescission — Alberta, British Columbia and Québec

Purchasers of Notes pursuant to this prospectus supplement and the accompanying prospectus who are relying on the accredited investor exemption in section 2.3 of NI 45-106 who are resident in Alberta, British Columbia or Québec are hereby granted a contractual right of action for damages or rescission if this offering memorandum, together with any amendments thereto, contains a misrepresentation. This contractual right of action shall be granted on the same terms and conditions as the statutory rights of action for purchasers of Notes who are resident in Ontario and who are relying on the accredited investor exemption of NI 45-106, as described above.

Resale Restrictions

The Notes have not been nor will they be qualified by prospectus for offer or sale to the public under applicable Canadian securities laws and, accordingly, any offer and sale of the Notes in the Canadian jurisdictions will be made on a basis which is exempt from the prospectus requirements of Canadian securities laws. Accordingly, purchasers do not receive the benefits associated with a subscription for notes issued pursuant to a prospectus, including statutory rights of withdrawal.

The Bank is a reporting issuer under the securities laws of all of the provinces and territories of Canada. As a result, the Notes will become freely tradable four months and a day after the date of the issuance of the Notes provided the seller is not a control person and the Bank is a reporting issuer at the time of resale.

Until such date, any resale of the Notes must be made in accordance with, or pursuant to an exemption from, or in a transaction not subject to, the prospectus requirements of Canadian securities laws. In addition, in order to comply with the dealer registration requirements of Canadian securities laws, any resale of the Notes must be made either by a person not required to register as a dealer under applicable Canadian securities laws, or through an appropriately registered dealer or in accordance with an exemption from the dealer registration requirements. These Canadian resale restrictions may in some circumstances apply to resales made outside of Canada. Purchasers of Notes in Canada are advised to seek Canadian legal advice prior to any resale of Notes.

Representations of purchasers of Notes in Canada

Each purchaser of Notes in Canada will be deemed to have represented or undertaken, as the case may be, to the Bank and the underwriters participating in the sale of the Notes that the purchaser: (a) is resident in the Province of Ontario, Alberta, British Columbia or Quebec and is entitled under applicable provincial securities laws to purchase the Notes without the benefit of a prospectus qualified under those securities laws; (b) is an “accredited investor” as defined in NI 45-106 and, if relying on subsection (m) of the definition of that term, is not a person created or being used solely to purchase or hold securities as an accredited investor; (c) is either purchasing Notes as principal for its own account, or is deemed to be purchasing Notes as principal by applicable law; (d) will give to each person to whom it transfers Notes notice of any restrictions on transfers or resales of such Notes; (e) has agreed to provide the Bank and the underwriters, as applicable, with any and all information about the purchaser necessary to permit the Bank and the underwriters, as applicable, to properly complete and file Form 45-106F1 or Form 45-106F6 (as applicable), as required under NI 45-106; (f) has been notified by the Bank that: (i) the Bank may be required to provide personal information pertaining to the purchaser as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including its name, address, telephone number and the aggregate price paid by the purchaser for the Notes (“personal information”), which Form 45-106F1 may be required to be filed by the Bank under NI 45-106; (ii) such personal information may be delivered to the OSC in accordance with NI 45-106; (iii) such personal information is collected indirectly by the OSC under the authority granted to it under the securities legislation of Ontario; (iv) such personal information is collected for the purposes of the administration and enforcement of the securities legislation of Ontario; and (v) the public official in Ontario who can answer questions about the OSC’s indirect collection of such personal information is the Administrative Support Clerk at the OSC, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-3684; and (g) has authorized the indirect collection of the personal information by the OSC.

VALIDITY OF THE NOTES

Simpson Thacher & Bartlett LLP, United States counsel to the Bank, will pass upon the validity of the Notes as to matters of New York law. McCarthy Tétrault LLP will pass on the validity of the Notes and of the Common Shares as to matters of Canadian law and applicable matters of Ontario law. Certain legal matters relating to the Notes will be passed upon, on behalf of the underwriters, by Morrison & Foerster LLP, New York, New York.

PROSPECTUS

The Toronto-Dominion Bank

(a Canadian chartered bank)

U.S.$40,000,000,000

Senior Debt Securities

Subordinated Debt Securities

Class A First Preferred Shares

Common Shares

Warrants to Purchase Preferred Shares

Subscription Receipts

Units

This prospectus describes some of the general terms that may apply to senior debt securities, subordinated debt securities, preferred shares, common shares, warrants, subscription receipts and units of The Toronto-Dominion Bank (the “Bank”) and the general manner in which these securities may be offered. The Bank will give you the specific prices and other terms of the securities the Bank is offering in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest in any of the securities described herein. The Bank may sell the securities to or through one or more underwriters, dealers or agents. The names of the underwriters, dealers or agents will be set forth in supplements to this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any applicable prospectus supplement.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Bank is a Canadian bank, that many of its officers and directors are residents of Canada, that some or all of the underwriters or experts named in the Registration Statement may reside outside of the United States, and that all or a substantial portion of the assets of the Bank and said persons may be located outside the United States.

Our common shares are currently listed on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”) under the symbol “TD.” Our outstanding Class A First Preferred Shares are currently listed on the TSX.

The securities described herein will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States governmental agency or instrumentality.

Investing in the securities described herein involves a number of risks. See “Risk Factors” on page 1 of this prospectus.

The Bank, TD Securities (USA) LLC and certain of the Bank’s other affiliates may use this prospectus in the initial sale of any securities described herein or in a market-making transaction in any securities described herein after their initial sale. See “Plan of Distribution (Conflicts of Interest).”

The date of this prospectus is June 30, 2016.

In this prospectus, unless the context otherwise indicates, the “Bank,” “TD,” “we,” “us” or “our” means The Toronto-Dominion Bank and its subsidiaries. All dollar amounts referred to in this prospectus are in Canadian dollars unless otherwise specifically expressed. In this prospectus and any prospectus supplement, currency amounts are stated in Canadian dollars (“$”), unless specified otherwise.

DOCUMENTS INCORPORATED BY REFERENCE

The U.S. Securities and Exchange Commission (the “SEC”) allows the Bank to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. Copies of the documents incorporated herein by reference may be obtained upon written or oral request without charge from the Corporate Secretary of The Toronto-Dominion Bank, TD Bank Tower, Toronto-Dominion Centre, Toronto, Ontario, M5K 1A2, Canada (telephone: (416) 308-6963). The documents incorporated by reference are available at www.sec.gov.

We incorporate by reference our Annual Report on Form 40-F for the fiscal year ended October 31, 2015 and the auditors’ report therein (the “2015 Annual Report”) and our Reports on Form 6-K dated November 10, 2015, December 3, 2015 (related to the news release announcing the Bank’s intention to launch a normal course issuer bid to repurchase its common shares (the “Normal Course Issuer Bid”)), December 3, 2015 (related to the

i

4th Quarter 2015 earnings news release), December 10, 2015 (related to the news release announcing the approval by the Toronto Stock Exchange and the Office of the Superintendent of Financial Institutions Canada of the Normal Course Issuer Bid), January 5, 2016 (two filings), January 12, 2016, January 29, 2016, February 23, 2016, February 25, 2016 (related to our 1st Quarter 2016 Report to Shareholders for the three months ended January 31, 2016), February 29, 2016, March 31, 2016 and May 26, 2016 (related to our 2nd Quarter 2016 Report to Shareholders for the three and six months ended April 30, 2016 (the “Q2 2016 Report”)). In addition, we will incorporate by reference into this prospectus all documents that we file under Section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed or furnished document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon a new Annual Report and the related annual financial statements being filed by us with, and, where required, accepted by, the SEC during the currency of this prospectus, the previous Annual Report and the related annual financial statements and the Reports on Form 6-K filed prior to the commencement of our financial year in which the new Annual Report is filed shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of securities hereunder, except (1) each Report on Form 6-K related to Exhibit 1.1 to this Registration Statement and (2) each Report on Form 6-K related to our Management Proxy Circular, which shall be deemed incorporated by reference into this prospectus until the filing of a Report on Form 6-K related to a new Management Proxy Circular.

All documents incorporated by reference, or to be incorporated by reference, have been filed with or furnished to, or will be filed with or furnished to, the SEC.

WHERE YOU CAN FIND MORE INFORMATION

In addition to our continuous disclosure obligations under the securities laws of the provinces and territories of Canada, we are subject to the information reporting requirements of the Exchange Act and in accordance therewith file reports and other information with the SEC. Under the multijurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. Such reports and other information, when filed by us in accordance with such requirements, can be inspected and copied by you at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. Our common shares are listed on the NYSE, and reports and other information concerning us can be inspected at the offices of the NYSE, 11 Wall Street, New York, New York 10005. Information about us can be located at our website at www.td.com. All Internet references in this prospectus are inactive textual references and we do not incorporate website contents into this prospectus.

FURTHER INFORMATION

We have filed with the SEC a Registration Statement on Form F-3 under the United States Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered with this prospectus. This prospectus is a part of that Registration Statement, and this prospectus does not contain all of the information set forth in the Registration Statement. You can access the Registration Statement together with its exhibits at the SEC’s website at www.sec.gov or inspect these documents at the offices of the SEC in order to obtain more information about us and about the securities offered with this prospectus.

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement, which information shall modify or supersede any inconsistent information in the prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” above.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

We publish our consolidated financial statements in Canadian dollars. As indicated in the table below, the Canadian dollar has fluctuated in value compared to the U.S. dollar over the last five years.

The tables below set forth the high and low daily noon exchange rates, the average yearly rate and the rate at period end between Canadian dollars and U.S. dollars (in U.S. dollars per Canadian dollar) for each year in the five-year period ended October 31, 2015 and for the three months ended January 31, 2016 and April 30, 2016, and the high and low daily noon exchange rates for each month in the period from November 1, 2015 through June 29, 2016. On June 29, 2016, the Canadian dollar noon exchange rate was U.S.$0.7698. Our reference to the “noon exchange rate” is the noon exchange rate as reported by the Bank of Canada on a specified date.

Year ended October 31	High	Low	Average Rate[1]	At period end
2011	1.0583	0.9430	1.0164	1.0065
2012	1.0299	0.9536	0.9968	1.0004
2013	1.0164	0.9455	0.9777	0.9589
2014	0.9602	0.8858	0.9149	0.8869
2015	0.8900	0.7455	0.7978	0.7644

Three months ended	High	Low	Average Rate[1]	At period end
January 31, 2016	0.7637	0.6854	0.7276	0.7102
April 30, 2016	0.7972	0.7123	0.7691	0.7969

Month of 2015	High	Low
November	0.7637	0.7485
December	0.7485	0.7148

Month of 2016	High	Low
January	0.7159	0.6854
February	0.7395	0.7123
March	0.7715	0.7425
April	0.7972	0.7593
May	0.7969	0.7613
June (through June 29, 2016)	0.7877	0.7639

1	The average of the noon exchange rates on the last business day of each full month during the relevant period.

RISK FACTORS

Investment in the securities is subject to various risks including those risks inherent in investing in an issuer involved in conducting the business of a diversified financial institution. From time to time, the market experiences significant price and volume volatility that may affect the market price of our securities for reasons unrelated to our performance. Also, the financial markets are generally characterized by extensive interconnections among financial institutions. As such, defaults by other financial institutions in Canada, the United States or other countries could adversely affect us and the market price of the securities. Additionally, the securities are subject to market value fluctuations based upon factors which influence our operations, such as legislative or regulatory developments, competition, technological change and global capital market activity.

Before deciding whether to invest in any securities, you should consider carefully the risks described in the documents incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in a prospectus supplement, as the case may be, relating to a specific offering of securities. You should consider the categories of risks identified and discussed in the “Risk Factors and Management” section of the Bank’s management’s discussion and analysis included in the 2015 Annual Report (the “2015 MD&A”) and in the “Financial Results Overview” and “Managing Risk” sections of the Bank’s management’s discussion and analysis included in the Q2 2016 Report (the “Q2 2016 MD&A”), including those summarized under “Caution Regarding Forward-Looking Statements” in this prospectus as well as any risks described in subsequently filed documents incorporated by reference.

Our Debt Securities May Be Subject to Write-Off, Write-Down or Conversion under Current and Proposed Canadian Resolution Powers

The Canada Deposit Insurance Corporation, Canada’s resolution authority, was granted enhanced restructuring powers in 2009 to transfer certain assets and liabilities of a bank to a newly created “bridge bank” for such consideration as it determines in the event of a bank getting into distress, to facilitate a sale of the bank to another financial institution as a going concern, or failing that, to wind up the bridge bank. Upon exercise of such power, any remaining assets and liabilities would remain with the “bad bank,” which would be wound up. As such, in this scenario, any liabilities of the Bank, such as the debt securities offered hereby, that remain with the “bad bank” may be effectively written off or subject to only partial repayment in the ensuing winding-up.

On August 1, 2014, the Canadian Department of Finance (the “Department”) released a public consultation paper (the “Bail-in Consultation”) regarding a proposed Taxpayer Protection and Bank Recapitalization regime (commonly referred to as “bail-in”) which outlines the Department’s intent to implement a comprehensive risk management framework for Canada’s domestic systemically important banks (“D-SIBs”), which includes the Bank. The regime is aimed at reducing the likelihood of failure of systemically important banks and providing authorities with the means to restore a bank to viability in the unlikely event that a bank should fail, without disrupting the financial system or economy and without using taxpayer funds. When the regime is in place, it will provide the Canada Deposit Insurance Corporation (“CDIC”) with a new statutory power to convert specified D-SIB liabilities (“eligible liabilities”) into common shares when the Office of the Superintendent of Financial Institutions Canada (“OSFI”) has determined that a D-SIB has become or is about to become non-viable. It was proposed in the Bail-in Consultation that the conversion power only apply to long-term senior debt that is issued, originated, or renegotiated after an implementation date determined by the Government of Canada (“GoC”). The GoC has also proposed that in order to have sufficient loss absorbing capacity that D-SIBs be subject to a higher loss absorbency requirement of between 17% to 23% of risk-weighted assets, which can be met through the sum of regulatory capital (for example, common equity and NVCC instruments) and long-term senior debt. On March 22, 2016, the GoC proposed, in its 2016 federal budget, to introduce framework legislation for the bail-in regime along with accompanying enhancements to Canada’s bank resolution toolkit. On April 20, 2016, the Budget Implementation Act was tabled, providing amendments to the CDIC Act, Bank Act (Canada), and other statutes to allow for bail-in. TD is monitoring the bail-in developments and expects further details to be included in the regulations and an implementation timeline to be clarified in the foreseeable future.

When this proposed regime is implemented, any senior debt securities issued after such implementation would be subject to the conversion powers described above and holders of such senior debt securities may receive common shares of the Bank in exchange for their senior debt securities in the event that the Bank ceases or is about to cease being viable. In addition, holders of our common shares, and holders of subordinated debt securities or preferred shares who receive common shares following the occurrence of a trigger event under the NVCC Provisions (as defined below), may sustain substantial dilution following the conversion of such senior debt securities or other “eligible liabilities”, including, in the case of holders of subordinated debt securities or preferred shares, if the conversion rate of such senior debt securities or other “eligible liabilities” is more favourable to the holders of such obligations than the rate applicable to holders of subordinated debt securities or preferred shares. However, the proposed regime has not yet been finalized and is subject to change.

United Kingdom Political Uncertainty

On June 23, 2016 the United Kingdom held a referendum to decide on its membership in the European Union (“EU”). The resulting vote was to leave the EU. There are a number of uncertainties in connection with the future of the United Kingdom and its relationship with the EU, including the terms of the agreement it reaches in relation to its withdrawal from the EU. The negotiation of the United Kingdom’s exit terms is likely to take a number of years. Until the terms and timing of the United Kingdom’s exit from the EU are clearer, it is not possible to determine the impact that the referendum, the United Kingdom’s departure from the European Union and/or any related matters may have on TD or any of TD’s securities, including the market value or the liquidity thereof in the secondary market, or on any of the other parties to any transaction documents related to TD’s securities.

THE TORONTO-DOMINION BANK

The Toronto-Dominion Bank is a Canadian chartered bank subject to the provisions of the Bank Act (Canada) and was formed on February 1, 1955 through the amalgamation of The Bank of Toronto (established in 1855) and The Dominion Bank (established in 1869). The Toronto-Dominion Bank and its subsidiaries are collectively known as TD Bank Group (“TD”). TD is the sixth largest bank in North America by branches and serves more than 24 million customers in three key businesses operating in a number of locations in financial centers around the globe: Canadian Retail, which includes the Canadian personal and commercial banking, wealth, and insurance businesses; U.S. Retail, which includes the U.S. retail and commercial banking operations, wealth management services, and the Bank’s investment in TD Ameritrade; and Wholesale Banking. TD also ranks among the world’s leading online financial services firms, with approximately 10.7 million active online and mobile customers. TD had $1.1 trillion in assets as at April 30, 2016. The Toronto-Dominion Bank’s common shares trade under the symbol “TD” on the TSX and the NYSE.

The Bank’s head office and registered office are located in the TD Bank Tower, Toronto-Dominion Centre, Toronto, Ontario, M5K 1A2, Canada.

Additional information regarding the Bank is incorporated by reference into this prospectus. See “Documents Incorporated by Reference.”

PRESENTATION OF FINANCIAL INFORMATION

The financial information of the Bank incorporated by reference or otherwise contained in this prospectus has been prepared in accordance with International Financial Reporting Standards (“IFRS”). None of the financial information prepared in accordance with IFRS is comparable to the financial statements of companies using accounting principles generally accepted in the United States.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

From time to time, the Bank makes written and/or oral forward-looking statements, including in this document, in other filings with Canadian regulators or the SEC, and in other communications. In addition, representatives of the Bank may make forward-looking statements orally to analysts, investors, the media and others. All such statements are made pursuant to the “safe harbor” provisions of, and are intended to be forward-looking statements under, applicable Canadian and U.S. securities legislation, including the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements made in this prospectus, the 2015 MD&A under the heading “Economic Summary and Outlook,” for each business segment under headings “Business Outlook and Focus for 2016” and in other statements regarding the Bank’s objectives and priorities for 2016 and beyond and strategies to achieve them, the regulatory environment in which the Bank operates, and the Bank’s anticipated financial performance. Forward-looking statements are typically identified by words such as “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “may,” and “could.”

By their very nature, these forward-looking statements require the Bank to make assumptions and are subject to inherent risks and uncertainties, general and specific. Especially in light of the uncertainty related to the physical, financial, economic, political, and regulatory environments, such risks and uncertainties – many of which are beyond the Bank’s control and the effects of which can be difficult to predict – may cause actual results to differ materially from the expectations expressed in the forward-looking statements. Risk factors that could cause, individually or in the aggregate, such differences include: credit, market (including equity, commodity, foreign exchange, and interest rate), liquidity, operational (including technology and infrastructure), reputational, insurance, strategic, regulatory, legal, environmental, capital adequacy, and other risks. Examples of such risk factors include the general business and economic conditions in the regions in which the Bank operates;

the ability of the Bank to execute on key priorities, including the successful completion of acquisitions, business retention and strategic plans and to attract, develop and retain key executives; disruptions in or attacks (including cyber-attacks) on the Bank’s information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which the Bank is exposed; the failure of third parties to comply with their obligations to the Bank or its affiliates, including relating to the care and control of information; the impact of new and changes to, or application of, current laws and regulations, including without limitation tax laws, risk-based capital guidelines and liquidity regulatory guidance; the overall difficult litigation environment, including in the United States; increased competition, including through internet and mobile banking and non-traditional competitors; changes to the Bank’s credit ratings; changes in currency and interest rates (including the possibility of negative interest rates); increased funding costs and market volatility due to market illiquidity and competition for funding; critical accounting estimates and changes to accounting standards, policies and methods used by the Bank; existing and potential international debt crises; and the occurrence of natural and unnatural catastrophic events and claims resulting from such events. The Bank cautions that the preceding list is not exhaustive of all possible risk factors and other factors could also adversely affect the Bank’s results. For more detailed information, please refer to the “Risk Factors and Management” section of the 2015 MD&A, as may be updated in subsequently filed quarterly reports to shareholders and other filings made by the Bank that are incorporated by reference in this prospectus. All such factors should be considered carefully, as well as other uncertainties and potential events, and the inherent uncertainty of forward-looking statements, when making decisions with respect to the Bank and the Bank cautions readers not to place undue reliance on the Bank’s forward-looking statements.

Material economic assumptions underlying the forward-looking statements contained in this prospectus are set out in the 2015 MD&A under the headings “Economic Summary and Outlook,” and for each business segment, “Business Outlook and Focus for 2016,” each as may be updated in subsequently filed quarterly reports to shareholders incorporated by reference into this prospectus.

Any forward-looking statements contained in this prospectus represent the views of management only as of the date of this prospectus and are presented for the purpose of assisting the Bank’s security holders in understanding the Bank’s financial position, objectives and priorities and anticipated financial performance as at and for the periods ended on the dates presented, and may not be appropriate for other purposes. The Bank does not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on its behalf, except as required under applicable securities legislation. Information contained in or otherwise accessible through the websites mentioned in this prospectus does not form part of this prospectus. All references in this prospectus to websites are inactive textual references and are for your information only.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds to the Bank from the sale of the securities will be added to the Bank’s general funds and utilized for general corporate purposes, which may include funding of our affiliate TD Securities (USA) LLC or any other general corporate purpose we may deem necessary or advisable. TD Securities (USA) LLC may participate as an underwriter, dealer or agent in any offering of the securities offered with this prospectus. For more information, see “Plan of Distribution (Conflicts of Interest).”

CONSOLIDATED EARNINGS RATIOS

The table below sets forth the Bank’s consolidated ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred share dividends, calculated in accordance with IFRS, for each of the fiscal years in the five-year period ended October 31, 2015 and for the six months ended April 30, 2016. Certain comparative amounts have been recast to conform with the presentation adopted for the six months ended April 30, 2016.

	Six months ended April 30, 2016	Year ended October 31,
		2015	2014	2013	2012	2011
Consolidated Ratios of Earnings to Fixed Charges
Excluding Interest on Deposits	5.98	5.50	5.29	4.72	3.97	3.70
Including Interest on Deposits	2.61	2.49	2.45	2.18	2.03	2.00
Consolidated Ratios of Earnings to Combined Fixed Charges and Preferred Share Dividends
Excluding Interest on Deposits	5.57	5.21	4.91	4.27	3.63	3.41
Including Interest on Deposits	2.55	2.44	2.38	2.11	1.97	1.94

For purposes of computing these ratios, earnings represent net income plus income taxes and fixed charges (excluding capitalized interest). Fixed charges represent (i) estimated interest within rental expense, (ii) amortization of debt issuance costs and (iii) interest (including capitalized interest), including or excluding deposit interest as indicated.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS

The following table sets forth the Bank’s consolidated capitalization at April 30, 2016. This table should be read in conjunction with the Bank’s unaudited interim condensed consolidated financial statements for the three and six months ended April 30, 2016 (the “Q2 2016 Unaudited Consolidated Financial Statements”) and the Q2 2016 MD&A, which are incorporated by reference in this prospectus.

As at April 30, 2016
(in millions of Canadian dollars)
Subordinated notes and debentures	$8,893
Equity
Common shares (millions of shares issued and outstanding: 1853.8)	20,499(1)
Preferred shares (millions of shares issued and outstanding: 136.0)	3,400(1)
Treasury shares – common (millions of shares held: 0.3))	(4)(1)
Treasury shares – preferred (millions of shares held: 0.2))	(4)(1)
Contributed surplus	189
Retained earnings	33,442
Accumulated other comprehensive income (loss)	8,689
Non-controlling interests in subsidiaries	1,612
Total equity	67,823

Total capitalization	$76,716

(1)	For more information, refer to “Note 14 – Equity” to the Q2 2016 Unaudited Consolidated Financial Statements.

COMPARATIVE PER SHARE MARKET PRICE

Our common shares are currently listed on the TSX and the NYSE under the symbol “TD.” The table below sets forth, for the periods indicated, the per share high and low closing sales prices for the Bank’s common shares as reported on the TSX and the NYSE. TSX closing prices are presented in Canadian dollars, and NYSE closing prices are presented in U.S. dollars.

	Common shares TSX (in C$)		Common shares NYSE (in US$)
	High	Low	High	Low
Annual information for the past five fiscal years
2011	86.82	68.55	89.79	64.56
2012	85.85	68.13	86.56	65.20
2013	96.71	78.05	92.65	76.44
2014	100.56	47.35	94.66	42.62
2015	57.89	47.75	51.04	35.93

Quarterly information for the past two fiscal years and subsequent quarters

2014, quarter ended
January 31	100.56	93.73	94.66	85.33
April 30	52.83	47.35	48.22	42.62
July 31	57.68	51.35	52.89	47.06
October 31	58.20	50.11	53.49	44.22

2015, quarter ended
January 31	57.89	49.67	51.04	39.56
April 30	56.34	50.71	46.78	40.25
July 31	56.48	50.29	46.54	38.66
October 31	55.38	47.75	42.07	35.93

2016, quarter ended
January 31	55.47	48.90	41.63	33.49
April 30	56.47	48.52	44.75	34.73

Monthly information for the most recent six months
January 2016	53.94	48.90	38.72	33.49
February 2016	53.07	48.52	38.91	34.73
March 2016	56.47	52.67	43.84	39.02
April 2016	56.40	53.91	44.75	40.99
May 2016	58.13	55.14	45.00	42.46
June 2016 (through June 29, 2016)	57.96	54.20	45.74	41.36

Fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar will affect any comparisons of the Bank’s common shares traded on the TSX and the Bank’s common shares traded on the NYSE.

DESCRIPTION OF THE DEBT SECURITIES

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the relevant indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the related debt securities. Any reference to provisions or defined terms of an indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

General

We may issue senior or subordinated debt securities, and when we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities. We will issue the senior debt securities under a senior debt indenture between us and The Bank of New York Mellon (as successor in interest to The Bank of New York), as trustee (the “senior debt trustee”) and the subordinated debt securities under a subordinated debt indenture between us and Computershare Trust Company, National Association, as U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee (together with Computershare Trust Company, National Association, the “subordinated debt trustee”). A copy of the senior debt indenture is incorporated by reference as an exhibit to the Registration Statement and a copy of the form of subordinated debt indenture is attached as an exhibit to the Registration Statement. See “Where You Can Find More Information” and “Further Information” above for information on how to obtain a copy.

The indentures do not limit the aggregate principal amount of the debt securities which we can issue under each such indenture. We may issue debt securities under an indenture from time to time in one or more series, and we will authorize the aggregate amount from time to time for each series. The provisions of each indenture allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series.

The debt securities of any series may be denominated and payable in U.S. dollars or foreign currencies. The debt securities of any series may bear interest at a floating rate or a fixed rate. A floating rate is determined by reference to an interest rate formula which may be adjusted by adding or subtracting the spread or multiplying the spread multiplier.

The debt securities will not be insured under the Canada Deposit Insurance Corporation Act or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

In the case of the insolvency of the Bank, the Bank Act (Canada) (the “Bank Act”) provides that priorities among payments of deposit liabilities of the Bank, payments in respect of debt securities and payments of all other liabilities are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities. Because we have subsidiaries, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. In addition, there are regulatory and other legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the debt securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, and holders of debt securities should look only to our assets for payments on the debt securities.

Terms Specified in Prospectus Supplement

The prospectus supplement and, if applicable, a pricing supplement will contain, where applicable, the following terms of and other information relating to any series of offered debt securities:

•	the specific title;

•	whether it is a series of senior debt securities or a series of subordinated debt securities, and if the latter, whether such series will include any NVCC Provisions (as defined below);

•	the aggregate principal amount, purchase price and denomination;

•	any limit upon the aggregate principal amount of the securities of such series;

•	the currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date or dates on which the principal is payable;

•	the interest rate or rates or the method by which the calculation agent (to be designated in the applicable prospectus supplement) will determine the interest rate or rates, if any;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on or other amounts due under the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any notice provisions;

•	whether we will issue the debt securities in global form and under what terms and conditions;

•

terms and conditions, if any, upon which the debt securities may or shall be convertible into or exchangeable or exercisable for or payable in, among other things, other securities (whether or not issued by us), instruments, contracts, currencies, commodities or other forms of property, rights or interests or any combination of the foregoing;

•	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

•	certain applicable U.S. federal income tax and Canadian federal income tax consequences, including, but not limited to:

(1)	whether and under what circumstances we will pay additional amounts on debt securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

(2)	tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having original issue discount for U.S. federal income tax purposes; and

(3)	tax considerations applicable to any debt securities denominated and payable in foreign currencies; or

•	any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

We will offer debt securities that are convertible or exchangeable into securities of another entity or other entities only under circumstances where there is an available exemption from the registration requirements for the underlying securities under the Securities Act at the time we offer such debt securities.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe special U.S. federal income tax and Canadian federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security that provides for an amount less than the principal amount to be due and payable upon the declaration of acceleration of the maturity in accordance with the terms of the applicable indenture. The prospectus supplement and, if applicable, a pricing supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default.

Terms Specific to Senior Debt Securities

Ranking

Unless otherwise specified in the applicable prospectus supplement, the senior debt securities will be unsecured and unsubordinated deposit liability obligations of the Bank and will rank on a parity in right of payment with all of the Bank’s deposit liabilities, except for obligations preferred by mandatory provisions of law.

Events of Default

The senior debt indenture provides holders of senior debt securities with remedies if we fail to perform specific obligations, such as making payments on the senior debt securities, or if we become bankrupt. The senior debt indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis. Holders should review the applicable provisions and understand which of our actions would trigger an event of default and which actions would not.

Under the senior debt indenture, an event of default is defined, with respect to any series of senior debt securities issued thereunder, as being:

•

default in payment of any principal of the senior debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise and continuance of such default for a period of 7 days;

•	default in payment of any interest on any senior debt securities of that series and continuance of such default for a period of 30 days;

•	certain events of bankruptcy, insolvency or reorganization; or

•

any other event of default provided in the applicable board resolution, in the supplemental indenture under which that series of senior debt securities is issued or in the form of security for such series.

The senior debt indenture provides that:

•

if an event of default due to the default in payment of principal of, or any premium or interest on, any series of senior debt securities issued under the senior debt indenture, or due to any event of default referred to in the last bullet of the preceding paragraph applicable to the senior debt securities of that series but not applicable to all outstanding senior debt securities issued under the senior debt indenture, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of each affected series, voting as a single class, by notice in writing to the Bank, may declare the principal of (or such other amount as may be specified) all senior debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

•

if an event of default due to a default in the performance of any of the covenants or agreements in the senior debt indenture applicable to all outstanding senior debt securities issued under the senior debt indenture or due to specified events of bankruptcy, insolvency, winding up or liquidation of the Bank, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding senior debt securities issued under the senior debt indenture, treated as one class, by notice in writing to the Bank may declare the principal of (or such other amount as may be specified) all those senior debt securities and interest accrued thereon to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults. In some circumstances, if any and all events of default under the senior debt indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding senior debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the senior debt securities.

Terms Specific to Subordinated Debt Securities

Ranking

Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will be unsecured obligations of the Bank, constituting subordinated indebtedness for the purposes of the Bank Act. In the event of the insolvency or winding-up of the Bank, the indebtedness evidenced by subordinated debt securities issued by the Bank, including, if a trigger event has not occurred as contemplated under the specific NVCC Provisions applicable to such subordinated debt securities, any subordinated debt securities issued under the subordinated debt indenture, will be subordinate in right of payment to the prior payment in full of the deposit liabilities of the Bank and all other liabilities of the Bank except liabilities which by their terms rank in right of payment equally with or subordinate to indebtedness evidenced by such subordinated debt securities. Upon the occurrence of a trigger event under the NVCC Provisions, the subordination provisions of the subordinated debt securities that include NVCC Provisions will not be relevant since all such subordinated debt securities will be converted into our common shares, which will rank on a parity with all other common shares of the Bank.

Non-Viability Contingent Capital Provisions

In accordance with capital adequacy requirements adopted by OSFI, non-common capital instruments issued after January 1, 2013, including subordinated debt securities, must include terms providing for the full and permanent conversion of such securities into common shares of the Bank upon the occurrence of certain trigger events relating to financial viability (the “NVCC Provisions”) in order to qualify as regulatory capital. The specific terms of any NVCC Provisions for any subordinated debt securities that the Bank issues under this prospectus will be described in one or more prospectus supplements relating to such securities.

The NVCC Provisions do not apply to senior debt securities offered under this prospectus.

Events of Default

Under the subordinated debt indenture, an event of default will occur with respect to any series of subordinated debt securities issued thereunder only if (1) the Bank becomes insolvent or bankrupt or resolves to wind-up or liquidate or is ordered wound-up or liquidated or (2) any other event of default provided in the applicable board resolution, in the supplemental indenture under which that series of subordinated debt securities is issued or in the form of security for such series occurs and is continuing.

The subordinated debt indenture provides that if an event of default has occurred and is continuing, and a trigger event under the NVCC Provisions has not occurred, by notice in writing to the Bank the subordinated debt trustee may, in its discretion, and shall, upon the request of holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of all affected series, treated as one class, declare the principal of (or such other amount as may be specified) all outstanding subordinated debt securities of such series to be immediately due and payable. There will be no right of acceleration in the case of a default in the payment of interest or a default in the performance of any other covenant of the Bank in the subordinated debt indenture, although a legal action could be brought to enforce such covenant.

Annulment of Acceleration and Waiver of Defaults. In some circumstances, if any and all events of default under the subordinated debt indenture have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding subordinated debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the subordinated debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf

Each indenture contains a provision entitling the trustee thereunder, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified to its satisfaction by the holders of debt securities before proceeding to exercise any right or power at the request, order or direction of the holders.

Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder

Each indenture provides that no individual holder of debt securities may institute any action or proceeding under the applicable indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•

the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity satisfactory to it;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

Each indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Issuing Branch

Debt securities may, if specified in the applicable prospectus supplement, be issued by our New York branch. If our New York branch issues debt securities, the applicable prospectus supplement will also describe: (1) the terms of debt securities issued by our New York branch, including terms relating to events of default in respect of those debt securities, (2) whether those debt securities will be issued under the senior debt indenture or the subordinated debt indenture, as applicable, or under a new indenture, and (3) any material U.S. or Canadian tax, regulatory or insolvency considerations applicable to those debt securities.

Registration and Transfer of Debt Securities

Registered holders may present debt securities for exchange or registration of transfer. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture.

The procedures for transfer of interests in the debt securities in global form will depend upon the procedures of the depository for such global securities. See “– Forms of the Debt Securities.”

Merger, Consolidation, Sale, Lease or Conveyance

Each indenture provides that we may merge or consolidate with any other person or sell, lease or convey all or substantially all of our assets to any other person, only if certain conditions, including the following, are met:

•

we will be the continuing corporation or the successor corporation, or the person which acquires all or substantially all of our assets shall either (a) be one or more direct or indirect affiliates which we control or which are under common control with us or (b) will expressly assume or guaranty all of our obligations under such indenture; and

•

immediately after such merger, consolidation, sale, lease or conveyance, we, or any such successor that has assumed our obligations, will not be in default in the performance of the covenants and conditions of such indenture applicable to us.

Absence of Protections against All Potential Actions of the Bank. There are no covenants or other provisions in the indentures that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of the Bank or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of the Bank or a sale, lease or conveyance of all or substantially all of our assets.

Discharge, Defeasance and Covenant Defeasance

We have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we comply with the following provisions.

Discharge of Indenture. We may discharge all of our obligations, other than certain obligations including those as to transfers and exchanges, under the applicable indenture after we have:

•	paid or caused to be paid the principal of, interest on and any other amounts due under all of the outstanding debt securities in accordance with their terms;

•	delivered to the trustee for cancellation all of the outstanding debt securities; or

•

irrevocably deposited or caused to be deposited with the trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest and other amounts on, and any mandatory sinking fund payments for, those debt securities, except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption within one year will discharge obligations under the indenture relating only to that series of debt securities.

Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than certain obligations including those as to transfers and exchanges, under any series of debt securities at any time, which we refer to as defeasance.

We may be released with respect to any outstanding series of debt securities from the covenants described above limiting consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if, among other things:

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we irrevocably deposit with the applicable trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal, interest and other amounts due on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

•	such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or to which we are bound; and

•	we deliver to the applicable trustee an opinion of counsel to the effect that:

•	the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance;

•

such holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred; and

•

in the case of a defeasance (but not a covenant defeasance), this opinion must be based on a ruling of relevant tax authorities or a change in United States tax laws occurring after the date of the applicable indenture.

Modification of the Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under each indenture to, among other things:

•	secure any debt securities subject to the requirements of the Bank Act;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants or events of default for the protection of the holders of debt securities;

•

cure any ambiguity or correct any defect or inconsistency or make any other provisions with respect to matters arising under the indenture as we may deem desirable, provided that no such action shall adversely affect the holders in any material respect;

•	establish the forms or terms of debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee;

•

add to, change or eliminate provisions of the indenture that do not (i) apply to any series of debt securities created prior to such supplemental indenture and (ii) modify the rights of any holder of such series of debt securities with respect to such provision;

•	add to, change or eliminate provisions of the indenture with respect to a new series of debt securities; or

•	to increase the minimum denomination of debt securities of any series as may be permitted by the terms of such series.

Modification with Consent of Holders. We and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of those debt securities. However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each affected holder to, among other things:

•	extend the stated maturity of any debt security;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest or other amounts due;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•

modify or amend the provisions so as to adversely affect the terms or conditions upon which the debt securities are convertible into or exchangeable or exercisable for or payable in other securities, instruments, contracts, currencies, commodities or other forms of property, rights or interests;

•	impair or affect the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the indenture or for waiver of certain defaults.

Modification of Subordination Provisions. We may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect in any material respect the outstanding subordinated debt securities of any one or more series without the consent of the holders of a majority of the principal amount of all affected series, voting together as one class. We may not modify the subordinated debt indenture or any terms of any outstanding subordinated debt securities in a manner that would affect the regulatory capital classification of the subordinated debt securities under the guidelines for capital adequacy requirements for banks in Canada without the consent of OSFI.

Payment of Additional Amounts

Unless otherwise specified in the applicable prospectus supplement, all payments of principal and interest and other amounts payable in respect of the debt securities by us will be made without us making any withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”), unless the withholding or deduction of such Taxes is required or authorized by law or the administration thereof. In that event, we will, subject to certain exceptions and limitations set forth below, pay such additional amounts (“Additional Amounts”) to the holder or beneficial owner of any debt security as may be necessary in order that every net payment of the principal of and interest on such debt security and any other amounts payable on such debt security, after any withholding or deduction for Taxes imposed or levied by or on behalf of Canada or any political subdivision or taxing authority thereof or therein having the power to tax (each a “Taxing Jurisdiction”) (and Taxes imposed or levied by a Taxing Jurisdiction on such Additional Amounts), will not be less than the amount such holder or beneficial owner would have received if such Taxes imposed or levied by or on behalf of a Taxing Jurisdiction had not been withheld or deducted. We will not, however, be required to make any payment of Additional Amounts to any holder or beneficial owner for or on account of:

•

any Taxes that would not have been so imposed but for a present or former connection (including, without limitation, carrying on business in a Taxing Jurisdiction or having a permanent establishment or fixed base in a Taxing Jurisdiction) between such holder or beneficial owner of a debt security (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) and a Taxing Jurisdiction, other than merely holding such debt security or receiving payments with respect to such debt security;

•	any estate, inheritance, gift, sales, transfer or personal property Tax or any similar Tax with respect to a debt security;

•

any Tax imposed by reason that such holder or beneficial owner of a debt security or other person entitled to payments on the debt security does not deal at arm’s length within the meaning of the Income Tax Act (Canada) with us or is, or does not deal at arm’s length with any person who is, a “specified shareholder” of us for purposes of the thin capitalization rules in the Income Tax Act (Canada);

•	any Tax that is levied or collected otherwise than by withholding from payments on or in respect of a debt security;

•	any Tax required to be withheld by any paying agent from any payment on a debt security, if such payment can be made without such withholding by at least one other paying agent;

•

any Tax that would not have been imposed but for the failure of a holder or beneficial owner of a debt security to comply with certification, identification, declaration, information or other reporting requirements, if such compliance is required by a Taxing Jurisdiction (including where required by statute, treaty, regulation or administrative pronouncement) as a precondition to relief or exemption from such Tax;

•

any Tax which would not have been imposed but for the presentation of a debt security (where presentation is required) for payment on a date more than 30 days after (i) the date on which such payment became due and payable or (ii) the date on which payment thereof is duly provided for, whichever occurs later;

•

any withholding or deduction imposed pursuant to (i) Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority, (ii) any treaty, law, regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, or (iii) any agreement between us and the United States or any authority thereof implementing FATCA; or

•	any combination of the items listed above;

nor shall Additional Amounts be paid with respect to any payment on a debt security to a holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary, a member of such partnership or such beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner held its interest in the debt security directly.

Tax Redemption

Unless otherwise specified in the applicable prospectus supplement, we have the right to redeem, in whole but not in part, any of the debt securities at our option at any time prior to maturity, upon the giving of a notice of redemption as described below, if:

(i)	as a result of any change (including any announced prospective change) in or amendment to the laws or treaties (or any rules, regulations, rulings or administrative pronouncements thereunder) of Canada or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, treaties, rules, regulations, rulings or administrative pronouncements (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of the prospectus supplement relating to the applicable debt securities, in the written opinion of our legal counsel of recognized standing, we have or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced); or

(ii)	on or after the date of the prospectus supplement relating to the applicable debt securities any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in the paragraph immediately above, whether or not such action was taken or decision was rendered with respect to us, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the written opinion of our legal counsel of recognized standing, will result in our becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced);

and, in any such case, we in our business judgment, determine that such obligation cannot be avoided by the use of reasonable measures available to us. For the avoidance of doubt, reasonable measures do not include a change in the terms of the debt securities or a substitution of the debtor. If we exercise this right, the redemption price of the debt securities will be determined in the manner described in the applicable prospectus supplement.

Prior to the giving of any notice of redemption pursuant to the above paragraph, we will deliver to the trustee:

•	a certificate stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred; and

•	an opinion of counsel prepared in accordance with the terms of the indenture;

Notice of redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice.

Notices

We and the trustees will send notices regarding the debt securities only to registered holders, using their addresses as listed in the trustees’ records. With respect to who is a registered “holder” for this purpose, see “– Forms of the Debt Securities.”

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with New York law, except that the subordination provisions and the NVCC Provisions in the subordinated debt indenture, applicable to the subordinated debt securities will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

The Trustees

The Bank of New York Mellon (as successor in interest to The Bank of New York) serves as the trustee for our senior debt securities. Computershare Trust Company, National Association and Computershare Trust Company of Canada will serve as U.S. trustee and Canadian trustee, respectively, for our subordinated debt securities. From time to time, we and our affiliates have conducted commercial banking, financial and other transactions with the trustees and their respective affiliates for which fees have been paid in the ordinary course of business. We may conduct these types of transactions with each other in the future and receive fees for services performed.

Forms of the Debt Securities

Except as provided in an applicable prospectus supplement, each debt security will generally be represented by one or more global securities representing the entire issuance of securities. We will issue debt securities evidenced by certificates in definitive form to a particular investor only in limited circumstances. Both certificated securities in definitive form and global securities will be issued in registered form, where our obligation runs to the holder of the security named on the face of the security. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depository or its nominee as the owner of the debt securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. See “– Book-Entry Procedures and Settlement.”

Book-Entry Procedures and Settlement

Most offered debt securities will be issued in global i.e., book-entry, form. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons, that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more. Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	Euroclear System, which is known as “Euroclear”;

•	Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”;

•	CDS Clearing and Depository Services Inc., which is known as “CDS”; and

•	any other clearing system or financial institution named in the prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear, Clearstream or CDS, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

Except in limited circumstances, a global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

Special Considerations for Global Securities.

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (e.g., Euroclear, Clearstream or CDS, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security,

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in limited circumstances;

•

an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

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an investor may not be able to pledge his or her interest in a global security in circumstances in which certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustees will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We and the trustees also do not supervise the depositary in any way;

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the depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your bank, broker or other financial institution may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear, Clearstream or CDS, when DTC is the depositary, Euroclear, Clearstream or CDS, as applicable, may require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Considerations Relating to DTC

DTC has informed us as follows:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the post-trade settlement among DTC participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between DTC participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual acquirer of new securities is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, the securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

The debt securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the debt securities will generally not be entitled to have the debt securities represented by the global securities registered in its name and will not be considered the owner under the terms of the debt securities and their governing documents. That means that we and any trustee, issuing and paying agent, registrar or other agent of ours for the debt securities will be entitled to treat the registered holder, DTC, as the holder of the debt securities for all purposes. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of debt securities. As mentioned above, the book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded securities are held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry securities.

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

•	DTC is unwilling or unable to continue as depository for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

•	we in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless we indicate otherwise, any global security that is so exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the debt securities. DTC may base its written instruction upon directions that it receives from its participants.

In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the debt securities for distribution to participants in accordance with DTC’s procedures. Each sale of a book-entry security will settle in immediately available funds through DTC unless otherwise stated.

Delivery of notices and other communications by DTC to its direct participants, by its direct participants to indirect participants, and by its direct and indirect participants to beneficial owners of the securities will be governed by arrangements among them, respectively, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s usual practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or agent on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the agent or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or agent, disbursements of such payments to direct participants are the responsibility of DTC, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to the issuer or agent. Under such circumstances, in the event that a successor depository is not obtained, security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations Relating to Transactions in Euroclear and Clearstream.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Considerations Relating to CDS

The information concerning CDS has been taken from, or is based upon, publicly available documents. CDS is Canada’s national securities clearing and depository services organization. Functioning as a service utility for the Canadian financial community, CDS provides a variety of computer automated services for financial institutions and investment dealers active in Canadian and international capital markets. CDS participants (“CDS Participants”) include banks, investment dealers and trust companies, and may include underwriters which participate in the distribution of the securities. Indirect access to CDS is available to other organizations that clear through or maintain a custodial relationship with a CDS Participant. Payments, deliveries, transfers, exchanges, notices and other actions relating to the securities made through CDS may only be processed through CDS Participants and must be completed in accordance with existing CDS rules and procedures. CDS operates in Montreal, Toronto, Calgary and Vancouver to centralize securities clearing functions through a central securities depository.

CDS is wholly owned by The Canadian Depositary for Securities Limited, a private corporation owned by TMX Group Limited, a reporting issuer in Canada. CDS is the clearing house for equity trading on both the Toronto and Montreal stock exchanges and also clears a substantial volume of “over-the-counter” trading in equities and bonds.

CDS may be a depositary for a global security. If CDS is the depositary for a global security, DTC may hold an interest in the global security. In addition, if DTC is the depositary for a global security, CDS may, on behalf of CDS Participants, hold an interest in the global security.

As long as any global security is held by CDS, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in CDS. If CDS is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

CDS could change its rules and procedures at any time. We have no control over CDS or its participants, and we take no responsibility for its activities. Transactions between participants in CDS, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

DESCRIPTION OF COMMON SHARES AND PREFERRED SHARES

Set forth below is a summary of the material terms of the Bank’s share capital and certain provisions of the Bank Act and the Bank’s By-laws as they relate to the Bank’s share capital. The following summary is not complete and is qualified in its entirety by the Bank Act, the Bank’s By-laws and the actual terms and conditions of such shares.

Common Shares

Authorized Share Capital

The authorized common share capital of the Bank consists of an unlimited number of common shares without nominal or par value.

Voting, Dividend and Winding Up Rights of Holders of Common Shares

The holders of common shares are entitled to vote at all meetings of the shareholders of the Bank except meetings at which only holders of a specified class or series of shares are entitled to vote. The holders of common shares are entitled to receive dividends as and when declared by the Board of Directors of the Bank, subject to the preference of the holders of preferred shares of the Bank. After payment to the holders of preferred shares of the Bank of the amount or amounts to which they may be entitled, and after payment of all outstanding debts, the holders of common shares shall be entitled to receive the remaining property of the Bank upon the liquidation, dissolution or winding-up thereof.

Amendments to the Rights, Privileges, Restrictions and Conditions of Common Shares

Under the Bank Act, the rights of holders of the Bank’s shares can be changed by the Board of Directors of the Bank by making, amending or repealing the By-laws of the Bank. The board of directors of the Bank must submit such a by-law, or amendment to or repeal of a by-law, to the shareholders of the Bank in accordance with the procedures of the Bank Act and the By-laws of the Bank, and the shareholders must approve the by-law, amendment to or repeal of the by-law, by special resolution to be effective. Under the Bank Act, a special resolution is a resolution passed by not less than two-thirds of the votes cast by or on behalf of the shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution. In some circumstances, the Bank Act mandates that holders of shares of a class or a series are entitled to vote separately as a class or series on a proposal to amend the By-laws of the Bank.

Preferred Shares

This section describes certain general terms and provisions of the preferred shares. The particular terms and provisions of a series of preferred shares offered by a prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such prospectus supplement.

Issuable in Series

The preferred shares may be issued from time to time, in one or more series, with such rights, privileges, restrictions and conditions as the Board of Directors of the Bank may determine.

Priority

The preferred shares of each series will rank on a parity with every other series of preferred shares and will rank prior to the common shares and to any other shares of the Bank ranking junior to the preferred shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Bank, provided that a trigger event has not occurred as contemplated under the specific NVCC Provisions applicable to such preferred shares. Upon the occurrence of a trigger event under the NVCC Provisions, the priority of the preferred shares will not be relevant since all preferred shares will be converted into our common shares which will rank on a parity with all other common shares issued by us.

Restriction

Pursuant to the Bank Act, the Bank may not, without the approval of the holders of the preferred shares, create any class of shares ranking prior to or on a parity with the preferred shares.

Amendment of Class Provisions

Approval of amendments to the provisions of the preferred shares as a class may be given in writing by the holders of all the outstanding preferred shares or by a resolution carried by an affirmative vote of at least two-thirds of the votes cast at a meeting at which the holders of a majority of the then outstanding preferred shares are present or represented by proxy or, if no quorum is present at such meeting, at an adjourned meeting at which the shareholders then present or represented by proxy may transact the business for which the meeting was originally called.

NVCC Provisions

In accordance with capital adequacy requirements adopted by OSFI, non-common capital instruments issued after January 1, 2013, including preferred shares, must include NVCC Provisions in order to qualify as regulatory capital. The specific terms of any NVCC Provisions for any preferred shares that the Bank issues under this prospectus will be described in one or more prospectus supplements relating to such securities.

Priority on Liquidation, Dissolution or Winding-up

In the event of the liquidation, dissolution or winding-up of the Bank, provided that a trigger event has not occurred as contemplated under the specific NVCC Provisions applicable to the preferred shares, before any amounts shall be paid to or any assets distributed among the holders of the common shares or shares of any other class of the Bank ranking junior to the preferred shares, the holder of a preferred share of a series shall be entitled to receive to the extent provided for with respect to such preferred shares by the conditions attaching to such series: (i) an amount equal to the amount paid up thereon; (ii) such premium, if any, as has been provided for with respect to the preferred shares of such series; and (iii) all unpaid cumulative dividends, if any, on such preferred shares and, in the case of non-cumulative preferred shares, all declared and unpaid non-cumulative dividends. After payment to the holders of the preferred shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Bank.

Voting Rights

There are no voting rights attaching to the preferred shares except to the extent provided in any series or by the Bank Act.

Creation and Issue of Additional Shares

The Bank may not, without the prior approval of the holders of the preferred shares, create or issue (i) any shares ranking in priority to or on a parity with the preferred shares; or (ii) any additional series of preferred shares unless at the date of such creation or issuance all cumulative dividends and any declared and unpaid non-cumulative dividends shall have been paid or set apart for payment in respect of each series of preferred shares then issued and outstanding.

Limitations Affecting Holders of Common Shares and Preferred Shares

Bank Act Restrictions and Restrictions on Payment of Dividends

The Bank Act contains restrictions on the issue, transfer, acquisition, beneficial ownership and voting of all shares of a chartered bank. For example, no person shall be a major shareholder of a bank if the bank has equity of $12 billion or more (which would include the Bank). A person is a major shareholder of a bank where: (i) the aggregate of shares of any class of voting shares beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person is more than 20% of that class of voting shares; or (ii) the aggregate of shares of any class of non-voting shares beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person is more than 30% of that class of non-voting shares. No person shall have a significant interest in any class of shares of a bank, including the Bank, unless the person first receives the approval of the Minister of Finance (Canada). For purposes of the Bank Act, a person has a significant interest in a class of shares of a Canadian chartered bank where the aggregate of any shares of the class beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person exceeds 10% of all of the outstanding shares of that class of shares of such bank. Purchasers of securities (and CDS Participants) may be required to furnish declarations relating to ownership (and ownership by clients of such CDS Participants) in a form prescribed by the Bank.

The Bank Act also prohibits the registration of a transfer or issue of any share of the Bank to, and the exercise, in person or by proxy, of any voting rights attached to any share of the Bank that is beneficially owned by, Her Majesty in right of Canada or of a province or any agent or agency of Her Majesty in either of those rights, or to the government of a foreign country or any political subdivision, agent or agency of any of them, except for certain cases that require the Minister of Finance (Canada)’s consent.

Under the Bank Act, the Bank cannot redeem or purchase any of its shares, including the preferred shares, unless the consent of OSFI has been obtained. In addition, the Bank Act prohibits a payment to purchase or redeem any shares or the declaration of a dividend if there are reasonable grounds for believing that the Bank is, or the payment would cause the Bank to be, in contravention of the capital adequacy and liquidity regulations of the Bank Act or directions of OSFI.

The Bank is also restricted from paying certain dividends in the event that TD Capital Trust III or TD Capital Trust IV (each a subsidiary of the Bank) fails to pay semi-annual distributions or interest in cash, as applicable, in full to holders of TD Capital Trust III Securities or TD Capital Trust IV Notes, respectively, when required pursuant to the terms of the respective securities. In addition, the ability to pay dividends on the common shares without the approval of the holders of the outstanding preferred shares is restricted unless all dividends on the preferred shares have been declared and paid or set apart for payment.

DESCRIPTION OF WARRANTS

The following describes certain general terms and provisions that will apply to the warrants. The particular terms and provisions of warrants offered by a prospectus supplement, and the extent to which the general terms and provisions described below apply to such warrants, will be described in such prospectus supplement.

Each series of warrants will be issued under a separate warrant agreement (each, a “warrant agreement”) in each case between the Bank and a warrant agent determined by the Bank. The statements below relating to any warrant agreement and the warrants to be issued thereunder are summaries of certain anticipated provisions thereof, are not complete and are subject to, and qualified by reference to all provisions of the applicable warrant agreement. The applicable prospectus supplement will include details of the warrant agreement with respect to the warrants being offered. Reference is made to the applicable prospectus supplement which will accompany this prospectus for the terms and other information with respect to the offering of warrants being offered thereby.

Preferred Share Warrants

The particular terms and provisions of each issue of warrants providing for the issuance of preferred shares on exercise of warrants will be described in the related prospectus supplement and may include the designation, number and terms of the preferred shares purchasable upon exercise of the warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the warrants are issued and any other specific terms of the warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following describes certain general terms and provisions that will apply to the subscription receipts. The particular terms and provisions of subscription receipts offered by a prospectus supplement, and the extent to which the general terms and provisions described below apply to such subscription receipts, will be described in such prospectus supplement.

Subscription receipts will be issued under a subscription receipt agreement between the Bank and an escrow agent. The statements below relating to any subscription receipt agreement and the subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof, are not complete and are subject to, and qualified by reference to all provisions of the applicable subscription receipts. The applicable prospectus supplement will include details of the subscription receipt agreement with respect to the subscription receipts being offered. Reference is made to the applicable prospectus supplement which will accompany this prospectus for the terms and other information with respect to the offering of subscription receipts being offered thereby.

Subscription Receipts

The particular terms and provisions of each issue of subscription receipts providing for the issuance of debt securities, preferred shares or common shares on the exchange of subscription receipts will be described in the related prospectus supplement and may include the number of subscription receipts and the price at which they will be issued and whether the price is payable in instalments, any conditions to the exchange of subscription receipts into debt securities, preferred shares or common shares, as the case may be, and the consequences of such conditions not being satisfied, the procedures for the exchange of the subscription receipts into debt securities, preferred shares or common shares, as the case may be, the number of debt securities, preferred shares or common shares, as the case may be, that may be exchanged upon exercise of each subscription receipt, the dates or periods during which the subscription receipts may be exchanged into debt securities, preferred shares or common shares, as the case may be, whether such subscription receipts will be listed on any securities exchange, and any other rights, privileges, restrictions and conditions attaching to the subscription receipts.

Prior to the exchange of their subscription receipts, holders of subscription receipts will not have any of the rights of holders of the securities subject to the subscription receipts.

DESCRIPTION OF UNITS

The following describes certain general terms and provisions that will apply to the units. The particular terms and provisions of units offered by a prospectus supplement, and the extent to which the general terms and provisions described below apply to such units, will be described in such prospectus supplement.

We may issue units that will consist of any combination of debt securities, preferred shares, common shares, warrants and subscription receipts issued by us, or other securities of an entity affiliated or not affiliated with us. Unless otherwise specified in the applicable prospectus supplement, each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. Units will be issued under a unit agreement between the Bank and a unit agent named therein. The statements below relating to any unit agreement and the units to be issued thereunder are summaries of certain anticipated provisions thereof, are not complete and are subject to, and qualified by reference to all provisions of the applicable units. The applicable prospectus supplement will include details of the unit agreement with respect to the units being offered. Reference is made to the applicable prospectus supplement which will accompany this prospectus for the terms and other information with respect to the offering of units. Those terms may include:

•

the designation and the terms of the units and any combination of debt securities, preferred shares, common shares, warrants and subscription receipts issued by us, or other securities of an entity affiliated or not affiliated with us constituting the units, including and whether and under what circumstances the debt securities, preferred shares, common shares, warrants and subscription receipts issued by us, or other securities of an entity affiliated or not affiliated with us or other securities may be traded separately;

•	any additional terms of the governing unit agreement; and

•

any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, preferred shares, common shares, warrants and subscription receipts issued by us, or other securities of an entity affiliated or not affiliated with us constituting the units.

We will offer units that consist of or include debt or equity securities of third parties only under circumstances where there is an available exemption from the registration requirements for such third party securities under the Securities Act at the time we offer such units.

An investment in units may involve special risks, including risks associated with indexed securities and currency-related risks if the securities comprising the units are linked to an index or are payable in or otherwise linked to a non-U.S. dollar currency.

TAX CONSEQUENCES

UNITED STATES TAXATION

The following summary describes the material U.S. federal income tax consequences of the ownership of debt securities and common shares by “U.S. Holders” (as defined below) as of the date hereof. This section is the opinion of Simpson Thacher & Bartlett LLP, our special U.S. federal income tax counsel. Except where noted, this summary deals only with debt securities and common shares held as capital assets and which are denominated in or determined by reference to the U.S. dollar. This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to holders subject to special treatment under the U.S. federal income tax laws, including, without limitation, dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, persons holding the securities as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, persons who own or are deemed to own 10% or more of the Bank’s voting stock, partnerships or other pass-through entities for U.S. federal income tax purposes or U.S. Holders whose “functional currency” is not the U.S. dollar. Furthermore, the summary below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

As used herein, a “U.S. Holder” means a beneficial owner of debt securities or common shares that is for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if it (X) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (Y) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership holds debt securities or common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding debt securities or common shares is urged to consult its own tax advisors.

This summary does not represent a detailed description of the U.S. federal income tax consequences to holders in light of their particular circumstances and does not address the effects of any state, local or non-U.S. tax laws. Persons considering the purchase of debt securities or common shares should consult their own tax advisors concerning the particular U.S. federal income tax consequences to them of the ownership of debt securities or common shares, as well as any consequences arising under the laws of any other taxing jurisdiction.

Debt Securities

The summary below assumes that all debt securities issued pursuant to this prospectus will be classified for U.S. federal income tax purposes as the Bank’s indebtedness, and purchasers should note that in the event of an alternative characterization, the tax consequences would differ from those discussed below. Any special U.S. federal income tax considerations relevant to a particular issue of the debt securities will be provided in the applicable supplement.

This subsection is only applicable to (1) debt securities that are not subject to the NVCC Provisions discussed above under “Description of the Debt Securities” and (2) debt securities issued directly by us and not by our New York branch. The tax treatment of debt securities that are subject to the NVCC Provisions and debt securities that are issued by our New York branch will be discussed in the applicable supplement.

Payments of Interest

Except as set forth below, stated interest on a debt security will generally be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. Unless an applicable supplement states otherwise, interest income on a debt security generally will be considered foreign source income and, for purposes of the U.S. foreign tax credit, generally will be considered passive category income.

Original Issue Discount Notes

U.S. Holders of debt securities issued with original issue discount (“OID”), other than Short-Term Notes (as defined below), will be subject to special tax accounting rules, as described in greater detail below. Debt securities issued with OID will be referred to as “Original Issue Discount Notes.” U.S. Holders of such debt securities should be aware that they generally must include OID in gross income (as ordinary income) in advance of the receipt of cash attributable to that income. However, U.S. Holders of such debt securities generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent such payments do not constitute “qualified stated interest” (as defined below). Unless otherwise specified in the applicable supplement, OID on a debt security generally will be considered foreign source income and, for purposes of the U.S. foreign tax credit, generally will be considered passive category income. Notice will be given when the Bank determines that a particular debt security will be an Original Issue Discount Note.

Additional rules applicable to Original Issue Discount Notes that are denominated in or determined by reference to a currency or currencies other than the U.S. dollar are described under “Foreign Currency Notes” below.

A debt security with an “issue price” that is less than its “stated redemption price at maturity” (the sum of all payments to be made on the debt security other than “qualified stated interest”) will be issued with OID in an amount equal to such difference unless such difference is de minimis (generally, less than 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity). The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold for cash (other than to an underwriter, broker, placement agent or wholesaler).

The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, a rate based on one or more interest indices. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Notice will be given in the applicable supplement when the Bank determines that a particular note will bear interest that is not qualified stated interest.

In the case of a debt security issued with de minimis OID, the U.S. Holder generally must include such de minimis OID in income as stated principal payments on the debt securities are made in proportion to the stated principal amount of the debt security unless the holder makes an election to treat all interest as OID as further described below. Any amount of de minimis OID that has been included in income shall be treated as capital gain.

Certain of the debt securities may be redeemed prior to their stated maturity date (as specified in the applicable supplement) at the option of the Bank and/or at the option of the holder. Original Issue Discount Notes containing such features may be subject to rules that differ from the general rules discussed herein. Persons considering the purchase of Original Issue Discount Notes with such features should carefully examine the applicable supplement and should consult their own tax advisors with respect to such features since the tax consequences with respect to OID will depend, in part, on the particular terms and features of the debt securities.

U.S. Holders of Original Issue Discount Notes with a maturity upon issuance of more than one year must, in general, include OID in income in advance of the receipt of some or all of the related cash payments, regardless of such U.S. Holders’ method of accounting. The amount of OID that a U.S. Holder must include in income is calculated using a constant-yield method, and generally a holder will include increasingly greater amounts of OID in income over the life of the Original Issue Discount Note. Specifically, the amount of OID includible in income by the initial U.S. Holder of an Original Issue Discount Note is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which such U.S. Holder held such debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an Original Issue Discount Note may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of (a) the product of the debt security’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the aggregate of all qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of an Original Issue Discount Note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition or bond premium, as described below) and reduced by any payments previously made on such debt security (other than qualified stated interest). The Bank is required to provide information returns stating the amount of OID accrued on Original Issue Discount Notes held by persons of record other than certain exempt holders.

Floating rate debt securities are subject to special OID rules. In the case of a floating rate debt security that is an Original Issue Discount Note, both the “yield to maturity” and “qualified stated interest” will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest rate. Persons considering the purchase of floating rate debt securities should carefully examine the applicable supplement and should consult their own tax advisors regarding the consequences of the holding and disposition of such debt securities.

In addition, the discussion above generally does not address debt securities providing for contingent payments or debt securities that may be convertible or exchangeable for stock or other securities (or the cash value thereof). U.S. Holders should carefully examine the applicable supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences of the holding and disposition of any such debt securities.

U.S. Holders may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. U.S. Holders should consult with their own tax advisors about this election.

Short-Term Notes

In the case of debt securities having a term of one year or less (“Short-Term Notes”), all payments (including all stated interest) will be included in the stated redemption price at maturity and will not be qualified stated interest. Thus, U.S. Holders will generally be taxable on the discount in lieu of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a Short-

Term Note, unless the U.S. Holder elects to compute this discount using tax basis instead of issue price. In general, individuals and certain other cash method U.S. Holders of Short-Term Notes are not required to include accrued discount in their income currently unless they elect to do so (but may be required to include any stated interest in income as it is received). U.S. Holders that report income for U.S. federal income tax purposes on the accrual method and certain other U.S. Holders are required to accrue discount on such Short-Term Notes (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a U.S. Holder that is not required, and does not elect, to include discount in income currently, any gain realized on the sale, exchange or retirement of Short-Term Notes will generally be ordinary income to the extent of the discount accrued through the date of sale, exchange or retirement. In addition, a U.S. Holder that does not elect to include currently accrued discount in income may be required to defer deductions for a portion of the U.S. Holder’s interest expense with respect to any indebtedness incurred or continued to purchase or carry such Short-Term Notes.

Market Discount

If a U.S. Holder purchases a debt security, other than a Short-Term Note, for an amount that is less than its stated redemption price at maturity or, in the case of an Original Issue Discount Note, its adjusted issue price, the amount of the difference will generally be treated as “market discount” for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such debt security at the time of such payment or disposition. In addition, the U.S. Holder may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such debt security (in an amount not exceeding the accrued market discount).

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless the U.S. Holder elects to accrue on a constant yield method. A U.S. Holder of a debt security may elect to include market discount in income currently as it accrues (on either a ratable or constant yield method), in which case the rule described above regarding deferral of interest deductions will not apply.

Acquisition Premium; Amortizable Bond Premium

A U.S. Holder that purchases an Original Issue Discount Note for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest will be considered to have purchased such debt security at an “acquisition premium.” Under the acquisition premium rules, the amount of OID which such U.S. Holder must include in its gross income with respect to such debt security for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

A U.S. Holder that purchases a debt security for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest will be considered to have purchased the debt security at a “premium” and will not be required to include OID, if any, in income. A U.S. Holder generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under the U.S. Holder’s regular accounting method. Bond premium on a debt security held by a U.S. Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the debt security.

Sale, Exchange, Retirement or Other Disposition of Debt Securities

Upon the sale, exchange, retirement or other disposition of a debt security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid qualified stated interest, which will be treated as a payment of interest for U.S. federal income tax purposes) and the adjusted tax basis of the debt security. A U.S. Holder’s adjusted tax basis in a debt security will, in general, be the U.S. Holder’s cost for the debt security, increased by any OID, market discount or, in the case of Short-Term Notes, discount previously included in income by the U.S. Holder, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Except (i) as described above with respect to certain Short-Term Notes and market discount, (ii) with respect to gain or loss attributable to changes in exchange rates, as discussed below with respect to certain Foreign Currency Notes (as defined below), and (iii) with respect to debt securities treated as contingent payment debt instruments for U.S. federal income tax purposes (which this summary generally does not discuss), such gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for preferential rates of taxation. The deductibility of capital losses is subject to limitations. Gain or loss realized by a U.S. Holder on the sale, exchange, retirement or other disposition of a debt security generally will be considered U.S. source gain or loss.

Foreign Currency Notes

The following is a summary of certain U.S. federal income tax consequences to a U.S. Holder of the ownership of a debt security denominated in, or for which payments are determined by reference to, a currency other than the U.S. dollar (a “Foreign Currency Note”).

Interest Payments

U.S. Holders that use the cash basis method of accounting for U.S. federal income tax purposes are required to include in income the U.S. dollar value of the amount of interest received, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. No exchange gain or loss (as discussed below) is recognized with respect to the receipt of such payment.

U.S. Holders that use the accrual basis method of accounting for U.S. federal income tax purposes may determine the amount of income recognized with respect to an interest payment in accordance with either of two methods. Under the first method, the U.S. Holder will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued. Under the second method, the U.S. Holder may elect to translate interest income at the spot rate on the last day of the accrual period (or last day of the taxable year in the case of an accrual period that straddles the U.S. Holder’s taxable year) or on the date the interest payment is received if such date is within five business days of the end of the accrual period. Upon receipt of an interest payment on a debt security (including, upon the sale of such debt security, the receipt of proceeds attributable to accrued interest previously included in income), an accrual basis U.S. Holder will recognize ordinary income or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating any foreign currency received at the spot rate for such foreign currency on the date received) and the U.S. dollar value of the interest income that such U.S. Holder has previously included in income with respect to such payment.

Original Issue Discount Notes

OID on an Original Issue Discount Note that is also a Foreign Currency Note will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars in the same manner as interest income accrued by a holder on the accrual basis, as described above. Upon receipt of OID on such debt security (including, upon the sale of such debt security, the receipt of proceeds attributable to OID previously included in income), a U.S. Holder will recognize ordinary income or loss in an amount determined in the same manner as interest income received by a holder on the accrual basis, as described above.

Market Discount

The amount of market discount on Foreign Currency Notes includible in income will generally be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the Foreign Currency Note is retired or otherwise disposed of. If the U.S. Holder has elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. A U.S. Holder will recognize exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Amortizable Bond Premium

Bond premium on a Foreign Currency Note will be computed in the applicable foreign currency. With respect to a U.S. Holder that elects to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, exchange gain or loss (which is generally ordinary income or loss) will be realized based on the difference between spot rates at such time and at the time of acquisition of the Foreign Currency Note. A U.S. Holder that does not elect to amortize bond premium will translate the bond premium, computed in the applicable foreign currency, into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

Sale, Exchange, Retirement or Other Disposition of Foreign Currency Notes

Upon the sale, exchange, retirement or other disposition of a Foreign Currency Note, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid qualified stated interest, which will be treated as a payment of interest for U.S. federal income tax purposes) and the U.S. Holder’s adjusted tax basis in the Foreign Currency Note. Except as described above with respect to certain Short-Term Notes or with respect to market discount, and subject to the foreign currency rules discussed below, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement or other disposition, the Foreign Currency Note has been held for more than one year. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Gain or loss realized by a U.S. Holder on the sale, exchange, retirement or other taxable disposition of a Foreign Currency Note generally will be considered U.S. source gain or loss.

A U.S. Holder’s initial tax basis in a Foreign Currency Note generally will be the U.S. Holder’s cost therefor. If a U.S. Holder purchased a Foreign Currency Note with foreign currency, the U.S. Holder’s cost will be the U.S. dollar value of the foreign currency amount paid for such Foreign Currency Note determined at the time of such purchase. If a U.S. Holder’s Foreign Currency Note is sold, exchanged, retired or otherwise disposed of for an amount denominated in foreign currency, then the U.S. Holder’s amount realized generally will be based on the spot rate of the foreign currency on the date of the sale, exchange, retirement or other disposition. If the Foreign Currency Notes are traded on an established securities market and the U.S. Holder is a cash method taxpayer, however, foreign currency paid or received is translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment with respect to the purchase and sale of Foreign Currency Notes traded on an established securities market, provided that the election is applied consistently.

Upon the sale, exchange, retirement or other disposition of a Foreign Currency Note, a U.S. Holder may recognize exchange gain or loss with respect to the principal amount of such Foreign Currency Note. For these purposes, the principal amount of the Foreign Currency Note is the U.S. Holder’s purchase price for the Foreign Currency Note calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss realized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, retirement or other disposition of the Foreign Currency Note and (ii) the U.S. dollar value of the principal amount determined on the date such U.S. Holder purchased the debt security (or possibly, in the case of a cash basis or electing accrual basis taxpayer, the settlement dates of such purchase and disposition, if the Foreign Currency Note is traded on an established securities market). Such gain or loss will be treated as ordinary income or loss and generally will be U.S. source gain or loss. The recognition of such gain or loss will be limited to the amount of overall gain or loss realized on the disposition of a Foreign Currency Note.

Exchange Gain or Loss with Respect to Foreign Currency

A U.S. Holder’s tax basis in the foreign currency received as interest on a Foreign Currency Note or on the sale, exchange, retirement or other disposition of a Foreign Currency Note will be the U.S. dollar value thereof at the spot rate in effect on the date the foreign currency is received. Any gain or loss recognized by a U.S. Holder on a sale, exchange or other disposition of the foreign currency will be ordinary income or loss and generally will be U.S. source gain or loss.

Disclosure Requirements

Treasury Regulations meant to require the reporting of certain tax shelter transactions (“Reportable Transactions”) could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury Regulations, certain transactions may be characterized as Reportable Transactions including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of a Foreign Currency Note or foreign currency received in respect of a Foreign Currency Note to the extent that such sale, exchange, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. Persons considering the purchase of Foreign Currency Notes should consult with their own tax advisors to determine the tax return disclosure obligations, if any, with respect to an investment in a Foreign Currency Note, including any requirement to file Internal Revenue Service (“IRS”) Form 8886 (Reportable Transaction Disclosure Statement).

Common Shares

Dividends

Subject to the discussion under “ – Passive Foreign Investment Company” below, the gross amount of distributions on the common shares (including amounts withheld to reflect Canadian withholding taxes) will be taxable as dividends to the extent paid out of the Bank’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income (including any withheld taxes) will be includable in a U.S. Holder’s gross income as ordinary income on the day actually or constructively received by such holder. Such dividends will not be eligible for the dividends received deduction allowed to corporations under the Code.

With respect to non-corporate U.S. Holders, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States which the U.S. Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The U.S. Treasury Department has determined that the current income tax treaty between the United States and Canada meets these requirements. A foreign corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that the common shares, which are listed on the NYSE, are readily tradable on an established securities market in the United States. There can be no assurance, however, that the common shares will be considered readily tradable on an established securities market in later years. Non-corporate U.S. Holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of the Bank’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

The amount of any dividend paid in Canadian dollars will equal the U.S. dollar value of the Canadian dollars received, calculated by reference to the exchange rate in effect on the date the dividend is actually or constructively received by a U.S. Holder, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If the Canadian dollars received as a dividend are converted into U.S. dollars on the date they are received, a U.S. Holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the Canadian dollars received as a dividend are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the Canadian dollars will be treated as U.S. source ordinary income or loss.

Subject to certain conditions and limitations, Canadian withholding taxes on dividends may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the common shares will be treated as foreign source income and will generally constitute passive category income. However, in certain circumstances, if a U.S. Holder has held the common shares for less than a specified minimum period during which such holder is not protected from risk of loss, or is obligated to make payments related to the dividends, such holder will not be allowed a foreign tax credit for any Canadian withholding taxes imposed on dividends paid on the common shares. If a U.S. Holder does not elect to claim a U.S. foreign tax credit, such holder may instead claim a deduction for Canadian income tax withheld, but only for a taxable year in which such holder elect to do so with respect to all foreign income taxes paid or accrued in such taxable year. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

To the extent that the amount of any distribution exceeds the Bank’s current and accumulated earnings and profits for a taxable year, as determined under U.S. federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the common shares, and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange.

Passive Foreign Investment Company

Based on the current and projected composition of the Bank’s income and valuation of its assets, including goodwill, the Bank does not expect to be a passive foreign investment company (a “PFIC”) for its current taxable year, and the Bank does not expect to become one in the future, although there can be no assurance in this regard.

In general, the Bank will be a PFIC for any taxable year in which:

•	at least 75% of the Bank’s gross income is passive income; or

•	at least 50% of the value (determined based on a quarterly average) of the Bank’s assets is attributable to assets that produce or are held for the production of passive income.

For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). If the Bank owns at least 25% (by value) of the stock of another corporation, for purposes of determining whether the Bank is a PFIC, the Bank will be treated as owning its proportionate share of the other corporation’s assets and receiving its proportionate share of the other corporation’s income.

The determination of whether the Bank is a PFIC is made annually. Accordingly, it is possible that the Bank may become a PFIC in the current or any future taxable year due to changes in valuation or in the composition of its income or assets. In addition, the determination is based in part upon certain proposed Treasury Regulations that are not yet in effect and which are subject to change in the future. Those Treasury Regulations and other administrative pronouncements from the IRS provide special rules for determining the character of income and assets derived in the active conduct of a banking business for purposes of the PFIC rules. Although the Bank believes it has adopted a reasonable interpretation of the Treasury Regulations and administrative pronouncements, there can be no assurance that the IRS will follow the same interpretation. In addition, the composition of the Bank’s income and assets will be affected by how, and how quickly, it spends the cash it may raise in any offering. If the Bank is PFIC for any taxable year during which a U.S. Holder holds common shares, such holder will be subject to special tax rules discussed below.

If the Bank is a PFIC for any taxable year during which a U.S. Holder holds the common shares, such holder will be subject to special tax rules with respect to any “excess distribution” received and any gain realized from a sale or other disposition, including a pledge, of the common shares. Distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the common shares will be treated as excess distributions. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the common shares;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which the Bank was a PFIC, will be treated as ordinary income; and

•

the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

If the Bank is a PFIC, U.S. Holders may be subject to additional reporting requirements. For instance, a U.S. Holder will generally be required to file IRS Form 8621 if such holder holds the common shares in any year in which the Bank is classified as a PFIC.

If the Bank is a PFIC for any taxable year during which a U.S. Holder holds the common shares and any of the Bank’s non-U.S. subsidiaries is also a PFIC, such holder would be treated as owning a proportionate amount (by value) of the common shares of the lower-tier PFIC for purposes of the application of the PFIC rules. U.S. Holders are urged to consult their tax advisors about the application of the PFIC rules to any of the Bank’s subsidiaries.

In certain circumstances, in lieu of being subject to the rules discussed above regarding excess distributions and recognized gains, a U.S. Holder may make an election to include gain on the stock of a PFIC as ordinary income under a mark-to-market method, provided that such stock is regularly traded on a “qualified exchange or other market” (within the meaning of the applicable Treasury Regulations).

If a U.S. Holder makes an effective mark-to-market election, such holder will include in each year that the Bank is a PFIC as ordinary income the excess of the fair market value of such holder’s common shares at the end of the year over such holder’s adjusted tax basis in the common shares. A U.S. Holder will be entitled to deduct as an ordinary loss in each such year the excess of such holder’s adjusted tax basis in the common shares over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. In addition, upon the sale or other disposition of the common shares in a year that the Bank is a PFIC, any gain will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

A. U.S. Holder’s adjusted tax basis in the common shares will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If a U.S. Holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the common shares are no longer regularly traded on a qualified exchange or other market, or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisors about the availability of the mark-to-market election, and whether making the election would be advisable in their particular circumstances.

Alternatively, holders of shares in a PFIC can sometimes avoid the PFIC rules described above regarding excess distributions and recognized gains with respect to the stock they own in a PFIC by electing to treat such PFIC as a “qualified electing fund” under Section 1295 of the Code. However, this option will not be available to holders of common shares because the Bank does not intend to comply with the requirements necessary to permit U.S. Holders to make this election.

U.S. Holders are urged to consult their tax advisors concerning the U.S. federal income tax consequences of common shares if the Bank is considered a PFIC in any taxable year.

Sale, Exchange or Other Disposition of Common Shares

For U.S. federal income tax purposes, a U.S. Holder will recognize taxable gain or loss on any sale, exchange or other disposition of the common shares in an amount equal to the difference between the amount realized for the common shares and such holder’s adjusted tax basis in the common shares. Subject to the discussion under “ – Passive Foreign Investment Company” above, such gain or loss will generally be capital gain or loss. Capital gains of non-corporate U.S. Holders (including individuals) derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder will generally be treated as U.S. source gain or loss for purposes of the foreign tax credit.

Other Securities

If a U.S. Holder is considering the purchase of preferred shares, warrants, subscription receipts or units, such holder should carefully examine the applicable supplement regarding the special U.S. federal income tax consequences, if any, of the holding and disposition of such securities including any tax considerations relating to the specific terms of such securities.

Additional Medicare Tax on Unearned Income

Certain U.S. Holders, including individuals and estates and trusts, will be subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) “net investment income,” or (ii) the excess of “modified adjusted gross income” over U.S.$200,000 (U.S.$250,000 if married and filing jointly or U.S.$125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents, and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the debt securities or common shares.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments of principal, interest, OID and premium paid on debt securities, to dividends paid on common shares and to the proceeds of sale of a debt security or a common share paid to U.S. Holders other than certain exempt recipients. A backup withholding tax may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number or certification of exempt status or fails to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against such U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Individual U.S. Holders that own “specified foreign financial assets” may be required to include certain information with respect to such assets with their U.S. federal income tax return. U.S. Holders are urged to consult their own tax advisors regarding such requirements with respect to the debt securities and common shares.

Additional Withholding Requirements

The Hiring Incentives to Restore Employment Act, which was enacted in early 2010 and contains provisions from the former Foreign Account Tax Compliance Act of 2009 (“FATCA”), encourages foreign financial institutions to report information about their U.S. account holders (including holders of certain equity or debt interests) to the IRS. Foreign financial institutions that fail to comply with the withholding and reporting requirements of FATCA and certain holders that do not provide sufficient information about their U.S. account holders or owners will be subject to a 30% withholding tax on certain payments they receive, including “foreign passthru payments” made by foreign issuers such as the Bank. The term “foreign passthru payment” is not currently defined in Treasury Regulations. Debt obligations that give rise to foreign passthru payments are grandfathered from FATCA withholding if the obligation is executed on or before the date that is six months after the date on which final regulations defining the term “foreign passthru payment” are adopted. Even if the debt securities are not grandfathered from FATCA withholding as described above, any such withholding with respect to the debt securities or common shares on foreign passthru payments would not begin until January 1, 2019 at the earliest.

As discussed above, since the term “foreign passthru payment” is not defined in Treasury Regulations, the future application of FATCA withholding tax on foreign passthru payments to holders of debt securities or common shares is uncertain. If a holder of debt securities or common shares is subject to withholding there will be no additional amounts payable by way of compensation to the holder of debt securities or common shares for the deducted amount. Holders of debt securities or common shares should consult their own tax advisors regarding this legislation in light of such holder’s particular situation.

CANADIAN TAXATION

In the opinion of McCarthy Tétrault LLP, Canadian tax counsel to the Bank, the following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Canadian Tax Act”) and Income Tax Regulations issued thereunder (the “Canadian Tax Regulations”) generally applicable to a holder who acquires beneficial ownership of a debt security or a common share upon the initial issuance of the security by the Bank pursuant to this prospectus and any applicable supplement, and who, for purposes of the Canadian Tax Act and any applicable income tax treaty, at all relevant times, is not resident and is not deemed to be resident in Canada, and who, for purposes of the Canadian Tax Act, at all relevant times, (i) deals at arm’s length with and is not affiliated with the Bank, any underwriter and any Canadian resident (or deemed Canadian resident) to whom the holder disposes of the security, (ii) is entitled to receive all payments made on the security, (iii) is not, and deals at arm’s length with each person who is, a “specified shareholder” of the Bank for purposes of the thin capitalization rules in the Canadian Tax Act, (iv) holds the security as capital property, (v) does not use or hold and is not deemed to use or hold the security in or in the course of carrying on a business in Canada and (vi) is not an insurer carrying on an insurance business in Canada and elsewhere (a “Non-resident Holder”).

This summary does not apply to securities described in this prospectus that are (i) debt securities that are subject to the NVCC Provisions discussed above under “Description of the Debt Securities”; (ii) securities that are convertible or exchangeable for other securities; (iii) preferred shares; (iv) warrants; (v) subscription receipts; or (vi) units. Non-resident Holders should review the applicable supplement related thereto and consult their own tax advisors.

This summary is based upon the current provisions of the Canadian Tax Act and the Canadian Tax Regulations in force as of the date hereof, all specific proposals to amend the Canadian Tax Act and the Canadian Tax Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) published in writing by the CRA prior to the date hereof. This summary is not exhaustive of all possible Canadian federal income tax considerations relevant to an investment in securities and, except for the Tax Proposals, does not take into account or anticipate any changes in law or CRA administrative policies or assessing practices, whether by way of legislative, governmental or judicial decision or action, nor does it take into account or consider any other federal tax considerations or any provincial, territorial or foreign tax considerations, which may differ materially from those discussed herein. While this summary assumes that the Tax Proposals will be enacted in the form proposed, no assurance can be given that this will be the case, and no assurance can be given that judicial, legislative or administrative changes will not modify or change the statements below.

The following is only a general summary of certain Canadian non-resident withholding and other tax provisions which may affect a Non-resident Holder of the securities. This summary is not, and is not intended to be, and should not be construed to be, legal or tax advice to any particular Non-resident Holder and no representation with respect to the income tax consequences to any particular Non-resident Holder is made. Persons considering investing in securities described in this prospectus should consult their own tax advisors with respect to the tax consequences of acquiring, holding and disposing of the securities having regard to their own particular circumstances.

Material Canadian federal income tax considerations applicable to securities may be described particularly in the supplement related thereto, when such securities are offered. In the event the material Canadian federal income tax considerations are described in the applicable supplement, the following description will be superseded by the description in such supplement to the extent indicated therein.

Debt Securities

Interest (including amounts on account or in lieu of payment of, or in satisfaction of, interest) paid or credited, or deemed to be paid or credited on a debt security to a Non-resident Holder will not be subject to Canadian non-resident withholding tax unless all or any part of such interest is participating debt interest. “Participating debt interest” is defined generally as interest (other than on a “prescribed obligation” described below) all or any portion of which is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of a corporation. A “prescribed obligation” for this purpose is an “indexed debt obligation,” as defined in the Canadian Tax Act, in respect of which no amount payable is: (a) contingent or dependent upon the use of, or production from, property in Canada, or (b) computed by reference to: (i) revenue, profit, cash flow, commodity price or any other similar criterion, other than a change in the purchasing power of money, or (ii) dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. An “indexed debt obligation” is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding that is determined by reference to a change in the purchasing power of money.

In the event that a debt security is redeemed, cancelled, purchased or repurchased by the Bank or any other person resident or deemed to be resident in Canada from a Non-resident Holder or is otherwise assigned or transferred by a Non-resident Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, the excess may, in certain circumstances be deemed to be interest and may, together with any interest that has accrued or is deemed to have accrued on the debt security to that time, be subject to Canadian non-resident withholding tax. Such withholding tax will apply if all or any part of such deemed interest is participating debt interest unless, in certain circumstances, the debt security is not an indexed debt obligation (described above) and was issued for an amount not less than 97% of its principal amount (as defined in the Canadian Tax Act), and the yield from the debt security, expressed in terms of an annual rate (determined in accordance with the Canadian Tax Act) on the amount for which the debt security was issued, does not exceed 4/3 of the interest stipulated to be payable on the debt security, expressed in terms of an annual rate on the outstanding principal amount from time to time.

If applicable, the normal rate of Canadian non-resident withholding tax is 25% but such rate may be reduced under the terms of an applicable income tax treaty.

Generally, there are no other Canadian taxes on income (including taxable capital gains) payable by a Non-resident Holder under the Canadian Tax Act solely as a consequence of the acquisition, ownership or disposition of debt securities.

Common Shares

Dividends

Dividends paid or deemed to be paid by the Bank to a Non-resident Holder on common shares will be subject to Canadian non-resident withholding tax of 25% but such rate may be reduced under an applicable income tax treaty.

Dispositions

A Non-resident Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of common shares unless the common shares constitute “taxable Canadian property” to the Non-resident Holder for purposes of the Canadian Tax Act at the time of their disposition, and such Non-resident Holder is not entitled to relief pursuant to the provisions of an applicable income tax treaty.

Generally, the common shares will not constitute taxable Canadian property to a Non-resident Holder provided that they are listed on a designated stock exchange (which includes the TSX and NYSE) at the time of the disposition, unless, at any particular time during the 60- month period that ends at that time the following conditions are met concurrently: (i) one or any combination of (a) the Non-resident Holder, (b) persons with whom the Non-resident Holder did not deal at arm’s length, or (c) partnerships in which the Non-resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of the Bank’s share capital and (ii) more than 50% of the fair market value of the common shares of the Bank was derived directly or indirectly from one or any combination of (a) real or immovable property situated in Canada, (b) Canadian resource properties (as defined in the Canadian Tax Act), (c) timber resource properties (as defined in the Canadian Tax Act), and (d) an option, an interest or right in any of the foregoing property, whether or not such property exists. Notwithstanding the foregoing, a common share may deemed to be “taxable Canadian property” in certain other circumstances. Non-resident Holders whose common shares may constitute taxable Canadian property should consult their own tax advisors with respect their particular circumstances.

Common Reporting Standard

Similar to FATCA, under the Organisation for Economic Co-operation and Development (“OECD”) initiative for the automatic exchange of information, many countries have committed to automatic exchange of information relating to accounts held by tax residents of signatory countries, using a common reporting standard.

Canada is one of over 90 countries that has signed the OECD’s Multilateral Competent Authority Agreement and Common Reporting Standard (“CRS”), which provides for the implementation of the automatic exchange of tax information. On April 15, 2016, Tax Proposals to implement the CRS in Canada were released, which will require Canadian financial institutions to report certain information concerning certain investors resident in participating countries to the CRA and to follow certain due diligence procedures. The CRA will then provide such information to the tax authorities in the applicable investors’ countries of residence, where required under the CRS. The CRS is intended to be effective in Canada as of July 1, 2017, with the first exchanges of financial account information beginning in 2018. Similar implementing legislation is expected to be introduced by other signatory countries to the CRS.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan (each, an “employee benefit plan”) subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the employee benefit plan’s particular circumstances before authorizing an investment in any securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the employee benefit plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit (i) employee benefit plans which are subject to Title I of ERISA, (ii) “plans” defined in Section 4975 of the Code (including individual retirement accounts and “Keogh”)) which are subject to Section 4975 of the Code and (iii) entities whose underlying assets are considered to include “plan assets” of any employee benefit plan subject to Title I of ERISA or plan subject to Section 4975 of the Code (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as an “ERISA plan”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to the ERISA plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. In addition, the fiduciary of the ERISA plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and Section 4975 of the Code.

The acquisition, holding or, if applicable, exchange, of securities by an ERISA plan with respect to which we or certain of our affiliates is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the security is acquired and held pursuant to and in accordance with an applicable exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of a security. These exemptions include, without limitation:

•	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

•	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

•	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide statutory exemptive relief for certain arm’s length transactions with a person that is a party in interest solely by reason of providing services to ERISA plans or being related to such a service provider. Under these provisions, the purchase and sale of a security should not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, provided that neither the issuer of the security nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA plan involved in the transaction, and provided further that the ERISA plan pays no more and receives no less than “adequate consideration” in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of ERISA plans considering acquiring and/or holding a security in reliance of these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied, and securities should not be purchased or held by any person investing “plan assets” of any ERISA plan unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code.

Certain employee benefit plans and arrangements including those that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (collectively referred to herein as “non-ERISA arrangements”) are not subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code but may be subject to similar provisions under other applicable federal, state, local, non-U.S. or other regulations, rules or laws (collectively, “similar laws”).

Accordingly, by acceptance of a security or any interest therein, each purchaser and holder of securities or any interest therein will be deemed to have represented by its purchase and holding of the securities that either (1) it is not an ERISA plan and is not purchasing any securities or interest therein on behalf of or with “plan assets” of any ERISA plan or (2) the purchase and holding of the securities or any interest therein will not constitute a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code. In addition, any purchaser or holder of securities or any interest therein which is a non-ERISA arrangement will be deemed to have represented by its purchase or holding of the securities that its purchase and holding will not violate any applicable similar law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing securities on behalf of or with “plan assets” of any ERISA plan or non-ERISA arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or some other basis on which such purchase and holding is not prohibited, or the potential consequences of any purchase, holding or exchange under similar laws, as applicable.

Each purchaser and holder of securities has exclusive responsibility for ensuring that its purchase and holding of the securities does not violate the fiduciary or prohibited transaction rules of Title I of ERISA, Section 4975 of the Code or any applicable similar laws. The sale of any securities to any ERISA plan or non-ERISA arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

PLAN OF DISTRIBUTION (Conflicts of Interest)

We may sell any series of securities described herein at any time after effectiveness of the Registration Statement of which this prospectus forms a part in one or more of the following ways from time to time:

•	through underwriters or dealers;

•	through agents; or

•	directly to one or more purchasers.

The offered securities may be distributed periodically in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

The prospectus supplement will include:

•	the initial public offering price;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	our proceeds from the sale of the securities;

•	any underwriting discounts or agency fees and other underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	the place and time of delivery of the securities; and

•	any securities exchange on which the securities may be listed.

If underwriters are used in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions, at any time or times at a fixed public offering price or at varying prices. The underwriters may change from time to time any fixed public offering price and any discounts or commissions allowed or re-allowed or paid to dealers. If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the prospectus supplement for such securities. If we grant any over-allotment option, the terms of the option will be set forth in the prospectus supplement for the securities.

This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire our securities to be issued on a delayed or contingent basis.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act. Any discounts or commissions that we pay them and any profit they receive when they resell the securities may be treated as underwriting discounts and commissions under that Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, to contribute with respect to payments which they may be required to make in respect of such liabilities and to reimburse them for certain expenses.

Each series of offered securities will be a new issue of securities and will have no established trading market. Securities may or may not be listed on a national or foreign securities exchange or automated quotation system. Any underwriters or agents to whom securities are sold for public offering or sale may make, but are not required to make, a market in the securities, and the underwriters or agents may discontinue making a market in the securities at any time without notice. No assurance can be given as to the liquidity or the existence of trading markets for any securities.

Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the offered securities or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the offered securities to be higher than would be the case in the absence of such transactions.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The prospectus supplement or pricing supplement may provide that the original issue date for a series of securities may be more than three scheduled business days after the trade date for the securities. Accordingly, in such a case, if you wish to trade the securities on any date prior to the third business day before the original issue date for the securities, you will be required, by virtue of the fact that the securities initially are expected to settle in more than three scheduled business days after the trade date for the securities, to make alternative settlement arrangements to prevent a failed settlement.

Market-Making Resales By the Bank and its Affiliates

This prospectus may be used by the Bank, TD Securities (USA) LLC or certain other of the Bank’s affiliates (the “Market Makers”) in connection with offers and sales of the securities in market-making transactions. A Market Maker may engage in market-making transactions only in those jurisdictions in which it has all necessary governmental and regulatory authorizations for such activity. In a market-making transaction, a Market Maker may resell a debt security it acquires from other holders, after the original offering and sale of the debt security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, a Market Maker may act as principal or agent, including as agent for the counterparty in a transaction in which the Market Maker acts as principal, or as agent for both counterparties in a transaction in which the Market Maker does not act as principal. The Market Makers may receive compensation in the form of mark-ups or mark-downs, including from both counterparties in some cases.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities previously issued.

The Bank does not expect to receive any proceeds from market-making transactions except to the extent the Bank is entitled to the proceeds of sales of securities made by it in such transactions. The Bank does not expect that the Market Makers will pay any proceeds from their market-making resales to it.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your securities are being purchased in their original offering and sale, you may assume that you are purchasing your securities in a market-making transaction.

Conflicts of Interest

Any offering of securities in which TD Securities (USA) LLC, our affiliate, participates as an underwriter, dealer or agent, will be conducted in compliance with the applicable requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST THE BANK, OUR MANAGEMENT AND OTHERS

We are a Canadian chartered bank. Many of our directors and executive officers, including many of the persons who signed the Registration Statement on Form F-3, of which this prospectus is a part, and some of the experts named in this document, reside outside the United States, and a substantial portion of our assets and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon such persons to enforce against them judgments of the courts of the United States predicated upon, among other things, the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for you to enforce, in original actions brought in courts in jurisdictions located outside the United States, among other things, civil liabilities predicated upon such securities laws.

We have been advised by our Canadian counsel, McCarthy Tétrault LLP, that a judgment of a United States court may be enforceable in Canada if: (a) there is a real and substantial connection between the events, persons and circumstances and the United States proceedings such that the United States court properly assumed jurisdiction; (b) the United States judgment is final and conclusive; (c) the defendant was properly served with originating process from the United States court; and (d) the United States law that led to the judgment is not contrary to Canadian public policy, as that term would be applied by a Canadian court. We are advised that in normal circumstances, only civil judgments and not other rights arising from United States securities legislation (for example, penal or similar awards made by a court in a regulatory prosecution or proceeding) are enforceable in Canada. The enforceability of a United States judgment in Canada will be subject to the requirements that: (i) an action to enforce the United States judgment must be commenced in the Ontario court within any applicable limitation period; (ii) the Ontario Court has discretion to stay or decline to hear an action on the United States judgment if the United States judgment is under appeal or there is another subsisting judgment in any jurisdiction relating to the same cause of action; (iii) the Ontario Court will render judgment only in Canadian dollars; and (iv) an action in the Ontario Court on the United States judgment may be affected by bankruptcy, insolvency or other laws of general application limiting the enforcement of creditors’ rights generally. The enforceability of a United States judgment in Canada will be subject to the following defenses: (i) the United States judgment was obtained by fraud or in a manner contrary to the principles of natural justice; (ii) the United States judgment is for a claim which under Ontario law would be characterized as based on a foreign revenue, expropriatory, penal or other public law; (iii) the United States judgment is contrary to Ontario public policy or to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in these statutes; and (iv) the United States judgment has been satisfied or is void or voidable under United States law.

LEGAL MATTERS

The validity of the debt securities and the units will be passed upon by Simpson Thacher & Bartlett LLP, New York, New York, as to matters of New York law, and by McCarthy Tétrault LLP, Toronto, Ontario, as to matters of Canadian law and applicable matters of Ontario law. The validity of certain of the debt securities will be passed upon by Cadwalader, Wickersham & Taft LLP, New York, New York, special products counsel to the Bank, as to matters of New York law. The validity of the preferred shares, common shares, warrants and subscription receipts will be passed upon by McCarthy Tétrault LLP, Toronto, Ontario. Certain U.S. federal income tax matters will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain Canadian federal income tax matters will be passed upon for us by McCarthy Tétrault LLP, Toronto, Ontario. Certain U.S. federal income tax matters regarding certain of the debt securities will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York. Morrison & Foerster LLP, New York, New York will issue an opinion as to certain legal matters for the agents or underwriters.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus from the 2015 Annual Report and the effectiveness of the Bank’s internal control over financial reporting have been audited by Ernst & Young LLP, Independent Registered Chartered Accountants, as stated in their reports which express an unqualified opinion and which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses in connection with the offerings hereunder, other than underwriting discounts and commissions, are as follows (in U.S. dollars):

Registration Statement filing fee	$2,705,689.75
Trustees’ fees and expenses	$60,000
Legal fees and expenses	$1,300,000
Accounting fees and expenses	$1,160,000
Printing costs	$12,000
Miscellaneous	$50,000

Total	$5,287,689.75

US$

% Non-Viability Contingent Capital Subordinated Notes due 2031

Prospectus Supplement

, 2016

Joint Bookrunners

TD Securities

Goldman, Sachs & Co.

J.P. Morgan

Wells Fargo Securities